       COVER























                              Merger Agreement

                                by and among

                  Bank of Montreal, Harris Bankmont, Inc.

                                    and

                           Suburban Bancorp, Inc.

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                             Table of Contents


                                 Article I

                                 The Merger

Section 1.1.      Merger and the Surviving Corporation  . . . . . . . .  1
Section 1.2.      Conversion of Stock . . . . . . . . . . . . . . . . .  3
Section 1.3.      Adjustments for Dilution and Other
                  Matters . . . . . . . . . . . . . . . . . . . . . . .  5
Section 1.4.      Conversion of Dissenting Company Stock  . . . . . . .  6
Section 1.5.      Exchange Procedures . . . . . . . . . . . . . . . . .  6
Section 1.6.      Cash Payments in Lieu of Fractional
                  Shares and Dividends  . . . . . . . . . . . . . . . .  8
Section 1.7.      Withholding Rights  . . . . . . . . . . . . . . . . .  8


                                 Article II

                      Representations, Warranties and
                         Agreements of the Company

Section 2.1.      Organization, Standing and Power  . . . . . . . .     9
Section 2.2.      Capital Structure . . . . . . . . . . . . . . . .    10
Section 2.3.      Authority; Non-Contravention  . . . . . . . . . .    10
Section 2.4.      SEC Documents . . . . . . . . . . . . . . . . . .    12
Section 2.5.      Absence of Material Adverse Change  . . . . . . .    12
Section 2.6.      Reorganization  . . . . . . . . . . . . . . . . .    13
Section 2.7.      Brokers . . . . . . . . . . . . . . . . . . . . .    13
Section 2.8.      Governmental Regulations  . . . . . . . . . . . .    13
Section 2.9.      Regulatory Approvals  . . . . . . . . . . . . . .    14
Section 2.10.     Litigation  . . . . . . . . . . . . . . . . . . .    14
Section 2.11.     Environmental Compliance  . . . . . . . . . . . .    14
Section 2.12.     Employee Matters  . . . . . . . . . . . . . . . .    15
Section 2.13.     Taxes . . . . . . . . . . . . . . . . . . . . . .    15
Section 2.14.     Conduct of Business Pending Merger  . . . . . . .    16
Section 2.15.     Other Acquisition Proposals . . . . . . . . . . .    17
Section 2.16.     Loans . . . . . . . . . . . . . . . . . . . . . .    18
Section 2.17.     Material Interests of Certain Persons . . . . . .    18
Section 2.18.     Opinion of Financial Advisor  . . . . . . . . . .    18
Section 2.19.     Disclosure  . . . . . . . . . . . . . . . . . . .    18


                                Article III

                      Representations, Warranties and
                         Agreements of BMO and HBI

Section 3.1.      Organization, Standing and Power  . . . . . . . .    19
Section 3.2.      Capital Structure . . . . . . . . . . . . . . . .    19
Section 3.3.      Corporate Authorization . . . . . . . . . . . . .    19

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Section 3.4.      Securities Documents  . . . . . . . . . . . . . .    20
Section 3.5.      Absence of Material Adverse Change  . . . . . . .    20
Section 3.6.      Reports and Filings . . . . . . . . . . . . . . .    21
Section 3.7.      Litigation  . . . . . . . . . . . . . . . . . . .    21
Section 3.8.      Environmental Compliance  . . . . . . . . . . . .    21
Section 3.9.      Taxes . . . . . . . . . . . . . . . . . . . . . .    22
Section 3.10.     Loans . . . . . . . . . . . . . . . . . . . . . .    22
Section 3.11.     Regulatory Approvals  . . . . . . . . . . . . . .    22
Section 3.12.     Reorganization  . . . . . . . . . . . . . . . . .    22
Section 3.13.     Disclosure  . . . . . . . . . . . . . . . . . . .    22


                                 Article IV
                           Additional Agreements

Section 4.1.      Regulatory Approvals  . . . . . . . . . . . . . .    23
Section 4.2.      Company Stockholder Approval  . . . . . . . . . .    23
Section 4.3.      Preparation of Company Proxy Materials
                  and F-4 Registration Statement  . . . . . . . . .    23
Section 4.4.      Access and Information  . . . . . . . . . . . . .    25
Section 4.5.      Lists of Company Stockholders . . . . . . . . . .    27
Section 4.6.      Termination Payment.  . . . . . . . . . . . . . .    27
Section 4.7.      Best Efforts  . . . . . . . . . . . . . . . . . .    28
Section 4.8.      Letters of Company's Accountants. . . . . . . . .    28
Section 4.9.      Letter of BMO's Accountants.  . . . . . . . . . .    28
Section 4.10.     Affiliates  . . . . . . . . . . . . . . . . . . .    28
Section 4.11.     Company Accruals and Reserves . . . . . . . . . .    29
Section 4.12.     Indemnification; Directors' and Officers'
                  Insurance . . . . . . . . . . . . . . . . . . . .    29
Section 4.13.     NYSE Exchange Listing . . . . . . . . . . . . . .    29
Section 4.14.     Employee Benefits . . . . . . . . . . . . . . . .    29


                                 Article V

                   Conditions Precedent to Obligations of
                          BMO, HBI and the Company

Section 5.1.      Company Stockholder Approval  . . . . . . . . . .    30
Section 5.2.      Regulatory Approvals and Legal
                  Requirements  . . . . . . . . . . . . . . . . . .    30
Section 5.3.      Effectiveness of F-4  . . . . . . . . . . . . . .    30
Section 5.4.      Blue Sky Compliance . . . . . . . . . . . . . . .    31
Section 5.5.      Canadian Exchange Listing . . . . . . . . . . . .    31

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                                 Article VI

                    Conditions Precedent to Obligations
                               of BMO and HBI

Section 6.1.      Representations, Warranties and
                  Covenants . . . . . . . . . . . . . . . . . . . .    31
Section 6.2.      Adverse Changes . . . . . . . . . . . . . . . . .    31
Section 6.3.      Litigation  . . . . . . . . . . . . . . . . . . .    31
Section 6.4.      Dissenting Company Stock  . . . . . . . . . . . .    32
Section 6.5.      Opinion of the Company's Counsel  . . . . . . . .    32
Section 6.6.      Corporate Records . . . . . . . . . . . . . . . .    32
Section 6.7.      Voting Agreement  . . . . . . . . . . . . . . . .    32
Section 6.8.      Employment Agreements . . . . . . . . . . . . . .    32
Section 6.9.      Affiliate Agreements  . . . . . . . . . . . . . .    32
Section 6.10.     Tax Opinion . . . . . . . . . . . . . . . . . . .    32


                                Article VII

                     Conditions Precedent to Obligation
                               of the Company

Section 7.1.      Representations, Warranties and
                  Covenants . . . . . . . . . . . . . . . . . . . .    33
Section 7.2.      Adverse Changes . . . . . . . . . . . . . . . . .    33
Section 7.3.      Litigation  . . . . . . . . . . . . . . . . . . .    33
Section 7.4.      Opinion of Counsel to BMO . . . . . . . . . . . .    33
Section 7.5.      Corporate Records . . . . . . . . . . . . . . . .    34
Section 7.6.      Tax Opinion . . . . . . . . . . . . . . . . . . .    34


                                Article VIII

                                  Closing

Section 8.1.      Date, Time and Place of Closing . . . . . . . . .    34
Section 8.2.      Deliveries of Documents . . . . . . . . . . . . .    34
Section 8.3.      Merger to Be Made Effective . . . . . . . . . . .    34


                                 Article IX

                         Amendment and Termination

Section 9.1.      Amendment . . . . . . . . . . . . . . . . . . . .    35
Section 9.2.      Termination . . . . . . . . . . . . . . . . . . .    35

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                                 Article X

                             General Provisions

Section 10.1.     Survival of Representations,
                  Warranties and Agreements . . . . . . . . . . . .    37
Section 10.2.     Notices . . . . . . . . . . . . . . . . . . . . .    37
Section 10.3.     Expenses  . . . . . . . . . . . . . . . . . . . .    39
Section 10.4.     Further Assurances  . . . . . . . . . . . . . . .    39
Section 10.5.     Publicity . . . . . . . . . . . . . . . . . . . .    40
Section 10.6.     Waivers . . . . . . . . . . . . . . . . . . . . .    40
Section 10.7.     Entire Agreement and Binding Effect . . . . . . .    40
Section 10.8.     Governing Law . . . . . . . . . . . . . . . . . .    40
Section 10.9.     Counterparts  . . . . . . . . . . . . . . . . . .    40
Section 10.10.    Dollars . . . . . . . . . . . . . . . . . . . . .    40
Section 10.11.    Interpretation  . . . . . . . . . . . . . . . . .    40


                                  Exhibits

A     --   List and Description of Company Subsidiaries
B     --   Opinion of Counsel to the Company
C-1   --   Opinion of Counsel to BMO and HBI
C-2   --   Opinion of Counsel to BMO
D     --   Definitions

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                              Merger Agreement


            This Agreement is made and entered into as of the 15th day of April, 1994, by and between Bank of Montreal, a Canadian chartered bank (hereinafter referred to as "BMO"), Harris Bankmont, Inc., a Delaware corporation (hereinafter referred to as "HBI"), and Suburban Bancorp, Inc., a Delaware corporation (hereinafter referred to as the "Company");

                            W i t n e s s e t h:

            Whereas, BMO is engaged in the business of banking in Canada and elsewhere, and each of BMO and the Company is a registered bank holding company under the Bank Holding Company Act of 1956, as amended (hereinafter referred to as the "BHC Act"); and

            Whereas, the respective Boards of Directors of BMO, HBI and the Company have approved this Agreement, providing for the business combination transaction contemplated herein in which the Company will merge into HBI in accordance with the terms hereof (hereinafter referred to as the "Merger"), and have determined that the Merger is in their respective best interests and the best interests of their respective stockholders; and

            Whereas, as a condition and inducement to BMO's and HBI's willingness to enter into this Agreement, BMO and certain stockholders of the Company are entering into, immediately following the execution and delivery hereof, a Voting Agreement dated as of the date hereof (hereinafter referred to as the "Voting Agreement"), pursuant to which such stockholders shall make certain agreements with respect to the voting of their shares of the Common Stock of the Company; and

            Whereas, for Federal income tax purposes, it is intended that the Merger shall qualify as a tax-free reorganization under the provisions of the Internal Revenue Code of 1986, as amended (the "Code");

            Now, Therefore, in consideration of the premises and the representations, warranties and agreements herein contained, the parties hereto hereby agree as follows:


                                 Article I

                                 The Merger

            Section 1.1.  Merger and the Surviving Corporation.
(a) Subject to the terms and conditions of this Agreement, the Company shall be merged with and into HBI (which shall be the surviving corporation in the Merger) in accordance with the Delaware General Corporation Law; provided, however, that at any time prior to the Effective Time (as hereinafter defined), BMO

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may, at its option, cause any corporation wholly-owned, directly, by it, other than HBI, to become a party to this Agreement in replacement of, and in substitution for, HBI as a constituent corporation to the Merger, and the parties agree, in such event, to execute and deliver an appropriate amendment to this Agreement in order to reflect the foregoing. The Merger shall become effective upon the filing with the Secretary of State of Delaware of a properly executed certificate of merger with respect thereto in accordance with the Delaware General Corporation Law (hereinafter referred to as the "Certificate of Merger") or at such later time, if any, as may be agreed to by the parties hereto and specified in the Certificate of Merger. The time when the Merger shall become effective is hereinafter referred to as the "Effective Time." For purposes hereof, the term "Constituent Corporations" shall mean HBI (or any substitute subsidiary of BMO as provided in this Section 1.1(a)) and the Company and the term "Surviving Corporation" shall mean HBI as the corporation surviving in the Merger (or any substitute subsidiary of BMO as provided in this Section 1.1(a)).

            (b) At the Effective Time, by virtue of the Merger, the separate existence of the Company shall cease and the Company shall be merged with and into HBI and all the rights, privileges, powers and franchises, as well of a public as of a private nature, of each of HBI and the Company and all property, real, personal and mixed, and all debts due on whatever account, including things in action, and all and every other interest of or belonging to or due to each of HBI and the Company shall be vested in the Surviving Corporation and shall be as effectually the property of the Surviving Corporation as they were of HBI and the Company without further act or deed, and the Surviving Corporation shall be responsible and liable for all the debts, liabilities and duties of each of HBI and the Company, all with the full effect provided for in the Delaware General Corporation Law. If at any time the Surviving Corporation shall determine or be advised that any further action is necessary or desirable to vest in the Surviving Corporation, according to the terms hereof, title to any property or any rights of the Constituent Corporations or to carry out the purposes of this Agreement, the last acting officers and directors of the Company to the extent such persons are available, or the corresponding officers and directors of the Surviving Corporation, as the case may be, shall be authorized to take such action.

            (c) The certificate of incorporation of HBI in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation at and after the Effective Time, until amended in accordance with the provisions thereof and the Delaware General Corporation Law. The Surviving Corporation shall be governed by the laws of the State of Delaware.

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            (d)  The by-laws of HBI in effect immediately prior to the
Effective Time shall be the by-laws of the Surviving Corporation at and after the Effective Time, until altered, amended or repealed as provided therein and in the certificate of incorporation of the Surviving
Corporation.

            (e) The directors of HBI in office immediately prior to the Effective Time shall be the directors of the Surviving Corporation at and after the Effective Time, until their successors are elected in accordance with the by-laws of the Surviving Corporation.

            (f) The officers of HBI in office immediately prior to the Effective Time shall be the officers of the Surviving Corporation at and after the Effective Time, holding the offices in the Surviving Corporation which they held in HBI immediately prior thereto, until their successors are elected or appointed in accordance with the by-laws of the Surviving Corporation.

            Section 1.2. Conversion of Stock. Subject to the provisions of this Article I, at the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, the shares of the capital stock of the Constituent Corporations shall be converted as follows:

            (a) Each share of the Common Stock, $.01 par value, of HBI which is issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger, remain outstanding as one share of Common Stock, $.01 par value, of the Surviving Corporation.

            (b) Each share of the Common Stock, $.01 par value, of HBI which is held in the treasury of HBI immediately prior to the Effective Time, if any, shall be converted into one share of Common Stock, $.01 par value, of the Surviving Corporation held in the treasury of the Surviving Corporation.

            (c) Subject to the provisions of Section 1.3 hereof, each share of the Class A Common Stock, $1.00 par value, and Class B Common Stock, $1.00 par value, of the Company (hereinafter sometimes referred to, respectively, as the "Company Class A Common" and the "Company Class B Common" and, collectively, as the "Company Common Stock") issued and outstanding immediately prior to the Effective Time, other than any shares of Dissenting Company Stock (as hereinafter defined), shall be converted into the right to receive either (i) if the BMO Stock Price (as hereinafter defined) is greater than or equal to $18.1059 (hereinafter referred to as the "Floor Price") and less than or equal to $20.9646 (hereinafter referred to as the "Ceiling Price"), 3.9352 shares of the Common Stock, no par value, of BMO (hereinafter referred to as "BMO Common Stock"); (ii) if the BMO Stock Price is greater than the Ceiling Price,

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the number of shares of BMO Common Stock equal to $82.50 divided by BMO
Stock Price; or (iii) if the BMO Stock Price is less than the Floor Price, the number of shares of BMO Common Stock equal to $71.25 divided by BMO Stock Price (hereinafter the number of shares of BMO Common Stock determined pursuant to the application of the foregoing clauses (i), (ii) and (iii) is referred to as the "Per Share Stock Consideration"). As used herein, the term "BMO Stock Price" shall mean the average (weighted according to reported daily trading volume on The Toronto Stock Exchange and rounded to the nearest one thousandth) of the closing prices of BMO Common Stock on the twenty (20) days immediately prior to the fourth day prior to the Closing Date that BMO Common Stock is traded on The Toronto Stock Exchange and for which closing prices are reported converted into United States dollars using the exchange rate reported in The Wall Street Journal, Midwest Edition (or such other publication mutually agreed to by BMO and the Company) on the fourth day prior to the Closing Date.

            (d) Each outstanding share of the Company Class B Common as to which a written demand for appraisal is filed in accordance with Section 262 of the Delaware General Corporation Law at or prior to the Meeting (as such term is defined in Section 4.2 hereof) and not withdrawn at or prior to the Meeting and which is not voted in favor of the Merger shall not be converted into or represent a right to receive the Per Share Stock Consideration unless and until the holder thereof shall have failed to perfect, or shall have effectively withdrawn or lost his or her right to appraisal of and payment for his or her Company Class B Common under said
Section 262, at which time his or her shares shall be converted into BMO Common Stock as set forth in Section 1.2(c) hereof in accordance with
Section 1.4 hereof. All such shares of Company Class B Common as to which such a written demand for appraisal is so filed and not withdrawn at or prior to the Meeting and which are not voted in favor of the Merger, except any such shares of Company Class B Common the holder of which, prior to the Effective Time, shall have effectively withdrawn or lost his or her right to appraisal and payment for his or her shares of Company Class B Common under said Section 262, are hereinafter referred to as "Dissenting Company Stock." The Company shall give BMO prompt notice upon receipt by the Company of any written demands for appraisal rights, withdrawal of such demands, and any other written communications delivered to the Company pursuant to said Section 262, and the Company shall give BMO the opportunity, to the extent permitted by law, to direct all negotiations and proceedings with respect to such demands. The Company shall not voluntarily make any payment with respect to any demands for appraisal rights and shall not, except with the prior written consent of BMO, settle or offer to settle any such demands. Each holder of Company Class B Common who becomes entitled, pursuant to provisions of said Section 262, to payment for his or her shares of Company Class B Common under the provisions of said

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Section 262 shall receive payment therefor from the Surviving Corporation and such shares of Company Class B Common shall be cancelled.

            (e) Each of the shares of capital stock of the Company held by BMO or any of its wholly-owned subsidiaries or the Company or any of its wholly-owned subsidiaries, other than shares held by BMO or any of its wholly-owned subsidiaries or the Company or any of its wholly-owned subsidiaries in a fiduciary capacity or as a result of debts previously contracted, shall be cancelled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

            (f) Notwithstanding any other provisions of this Agreement, each holder of shares of Company Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of BMO Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of BMO Common Stock multiplied by BMO Stock Price. No such holder will be entitled to dividends, voting rights or any other rights as a stockholder in respect of any fractional share.

            (g) At the Effective Time, the stock transfer books of the Company shall be closed as to the holders of capital stock of the Company immediately prior to the Effective Time and no transfer of capital stock of the Company by any such holder shall thereafter be made or recognized. If, after the Effective Time, certificates which represented shares of Company Common Stock immediately prior to the Effective Time are properly presented in accordance with Section 1.5 hereof to the exchange agent, First National Bank of Chicago (hereinafter, together with any substitute exchange agent mutually agreed to by BMO and the Company, referred to as the "Exchange Agent"), such certificates shall be cancelled and exchanged for certificates representing the number of whole shares of BMO Common Stock into which the Company Common Stock represented thereby was converted in the Merger, together with a check representing the amount of cash, if any, payable with respect to any fractional share as provided in Section 1.2(f) hereof. Any other provision of this Agreement notwithstanding, neither BMO, HBI, the Company, the Surviving Corporation nor the Exchange Agent shall be liable to a holder of Company Common Stock for any amount paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat or similar law.

            Section 1.3. Adjustments for Dilution and Other Matters. If prior to the Effective Time, the Company shall declare a stock dividend or distribution upon or subdivide, split up, reclassify or combine the Company Common Stock, or declare a dividend or make a distribution on the Company Common Stock in

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any security convertible into Company Common Stock (provided that no such action may be taken by the Company without BMO's prior written consent as so provided in Section 2.14 hereof), appropriate adjustment or adjustments will be made to the Per Share Stock Consideration. If prior to the Effective Time, BMO shall declare a stock dividend or distribution upon or subdivide, split up, reclassify or combine BMO Common Stock, or declare a dividend or make a distribution on BMO Common Stock in any security convertible into BMO Common Stock, appropriate adjustment or adjustments will be made to the Per Share Stock Consideration. If at the Effective Time, the Company shall have outstanding more shares of Company Common Stock than are contemplated to be outstanding by the representation and warranty contained in Section 2.2 hereof, then, at BMO's election and notwithstanding other provisions hereof, and without limiting any of its other rights hereunder, the Per Share Stock Consideration shall be appropriately adjusted.

            Section 1.4. Conversion of Dissenting Company Stock. If prior to the Effective Time, any stockholder of the Company shall fail to perfect, or shall effectively withdraw or lose, his or her right to appraisal of and payment for his or her shares of Dissenting Company Stock under Section 262 of the Delaware General Corporation Law, the Dissenting Company Stock of such holder shall be treated for purposes of this Article I like any other shares of outstanding Company Common Stock. If after the Effective Time, any holder of Company Common Stock shall fail to perfect, or shall effectively withdraw or lose, his or her right to appraisal of and payment for his or her Dissenting Company Stock under Section 262 of the Delaware General Corporation Law, each share of Dissenting Company Stock of such holder shall be converted into the right to receive the Per Share Stock Consideration pursuant to the provisions of this Article I and in accordance with the procedures, and subject to the conditions, set forth in
Section 1.5 hereof.

            Section 1.5. Exchange Procedures. (a) As of the Effective Time, BMO shall deposit, or shall cause to be deposited, with the Exchange Agent, for the benefit of the holders of Company Common Stock, for exchange in accordance with this Article I, through the Exchange Agent, certificates representing the shares of BMO Common Stock issuable in connection with the Merger pursuant to Section 1.2(c) hereof in exchange for Company Common Stock (such certificates for shares of BMO Common Stock, together with any dividends or distributions with respect thereto which may be deposited with the Exchange Agent, are hereinafter referred to as the "Exchange Fund").

            (b) As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented shares of Company Common Stock

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(hereinafter referred to in this Section 1.5 as the "Certificate" or
"Certificates"), whose shares were converted pursuant to the Merger into the right to receive shares of BMO Common Stock pursuant to Section 1.2(c) hereof, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as BMO may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of BMO Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of BMO Common Stock which such holder has the right to receive pursuant to the Merger in respect of the Certificate surrendered pursuant to the provisions of this
Article I (after taking into account all shares of Company Common Stock then held by such holder), and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of shares of Company Common Stock which is not registered in the transfer records of the Company, a certificate representing the appropriate number of shares of BMO Common Stock may be issued to a transferee if the Certificate representing such shares of Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and the posting by such person of a bond in such reasonable amount as BMO may direct as indemnity against any claim that may be made against it or the Exchange Agent with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate a certificate representing the appropriate number of shares of BMO Common Stock. Certificates surrendered for exchange by any person constituting an "affiliate" of the Company as defined in Rule 405 under the Securities Act of 1933, as amended (the "Securities Act"), shall not be exchanged for certificates representing whole shares of BMO Common Stock until BMO has received a written agreement from such person as provided in Section 4.10 hereof.

            (c) Any portion of the Exchange Fund which remains undistributed to the former stockholders of the Company for six months after the Effective Time shall be delivered to BMO, upon demand, and any former stockholder of the Company who has not theretofore complied with this Article I shall thereafter look only to BMO to claim their shares of BMO Common Stock, any cash in lieu of a fractional share and any dividends or distributions with respect to BMO Common Stock, in each case without interest

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

thereon, and in all cases subject to the last sentence of Section 1.2(g) hereof.

            Section 1.6. Cash Payments in Lieu of Fractional Shares and Dividends. Until surrendered for exchange in accordance with the provisions of this Section 1.6, each certificate theretofore representing shares of Company Common Stock (other than shares to be cancelled pursuant to Section 1.2(e) hereof and shares of Dissenting Company Stock) shall from and after the Effective Time represent for all purposes only the right to receive whole shares of BMO Common Stock and cash in lieu of fractional shares as provided in this Article I. No dividends or other distributions declared or made after the Effective Time with respect to BMO Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered certificate of Company Common Stock with respect to the shares of BMO Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 1.2(f) hereof, until the holder of such certificate representing shares of Company Common Stock shall surrender such certificate. Subject to the effect of applicable laws, following surrender of any such certificate of Company Common Stock, there shall be paid to the holder of the certificates representing whole shares of BMO Common Stock issued in exchange therefor, without interest,
(i) the amount of any cash payable with respect to a fractional share of BMO Common Stock to which such holder is entitled pursuant to Section 1.2(f) hereof and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of BMO Common Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of BMO Common Stock.

            Section 1.7. Withholding Rights. BMO or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as BMO or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state or local tax law. To the extent that amounts are so withheld by BMO or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect to which such deduction and withholding was made by BMO or the Exchange Agent.

                                 Article II

                      Representations, Warranties and
                         Agreements of the Company

            As an inducement to BMO and HBI to enter into and perform this Agreement, the Company represents and warrants to, and agrees with, BMO and HBI as follows:

            Section 2.1. Organization, Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as now being conducted. Exhibit A attached hereto and hereby made a part hereof contains a list of each corporation, partnership, joint venture or other entity which is controlled by the Company for purposes of the BHC Act (hereinafter each of such corporations, partnerships and other entities is sometimes referred to individually as a "Company Subsidiary" and collectively as the "Company Subsidiaries"), a description of the legal nature of each Company Subsidiary, and the percentage equity ownership of the Company or any Company Subsidiaries in each Company Subsidiary and the legal nature of such ownership. Exhibit A also contains a description of the capitalization of each of the Company Subsidiaries (including, without limitation, a listing of the authorized, issued and outstanding shares of capital stock of each Company Subsidiary). Except as disclosed in Exhibit A, all of the capital stock of each Company Subsidiary is owned of record and beneficially by the Company or another Company Subsidiary. Each of the Company Subsidiaries which is a bank is duly organized, validly existing and in good standing as an Illinois banking corporation under the laws of the State of Illinois or, if a national bank, as a national banking association under the laws of the United States. Each of the Company Subsidiaries which is not a bank is duly organized, validly existing and in good standing under the laws of its state of incorporation. Each of the Company Subsidiaries has the requisite corporate power and authority to carry on its business as now conducted. The Company and each Company Subsidiary is duly qualified to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except as disclosed in the Disclosure Statement delivered to BMO by the Company on the date hereof (hereinafter referred to as the "Disclosure Statement"), which failures to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect (as such term is hereinafter defined) on the Company. The Company is registered as a bank holding company under the BHC Act. For purposes of this Agreement the term "Significant Subsidiary" means for the Company or BMO, as applicable, any "Significant Subsidiary" within the meaning of Rule 1-02 of Regulation S-X of the

Securities and Exchange Commission (hereinafter referred to as the "SEC"). For purposes of this Agreement, the term "Material Adverse Effect" shall mean, with respect to the Company, an effect which would be materially adverse to the results of operations, condition (financial or otherwise), properties, assets or business of the Company and the Company Subsidiaries taken as a whole.

            Section 2.2. Capital Structure. The authorized capital stock of the Company consists of 6,000,000 shares of Company Class A Common, 3,000,000 shares of Company Class B Common and 500,000 shares of Preferred Stock, no par value (hereinafter referred to as the "Company Preferred Stock"), of which (i) 2,113,514 shares of Company Class A Common are issued and outstanding and 1,028,320 shares of Company Class A Common are held in the Company's treasury, (ii) 1,256,486 shares of Company Class B Common are issued and outstanding and 35,764 shares of Company Class B Common are held in the Company's treasury, and (iii) no shares of Company Preferred Stock are issued and outstanding or held in the Company's treasury. There are no options, warrants, rights, convertible or exchangeable securities, commitments, agreements, arrangements or undertakings of any kind to which the Company or any Company Subsidiary is a party or by which any of them is bound obligating the Company or any Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities, or securities convertible into or exchangeable for shares of capital stock or voting securities, of the Company or of any Company Subsidiary. All shares of the issued and outstanding capital stock of the Company and each of the Company Subsidiaries are validly issued, fully paid and non-assessable, were not issued in violation of the preemptive rights of any person, and were issued in full compliance with all applicable state and Federal laws.

            Section 2.3. Authority; Non-Contravention. The Board of Directors of the Company has declared the Merger to be in the best interests of the Company's stockholders and the Company has all requisite corporate power and authority to enter into this Agreement and, subject to approval of the Merger by the stockholders of the Company, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject to such approval of the Merger by the stockholders of the Company. This Agreement has been duly executed and delivered by the Company and (assuming the valid authorization, execution and delivery of this Agreement by BMO and HBI) constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms. The execution and delivery of the Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its Significant Subsidiaries under, any provision of (i) the certificate of incorporation or by-laws of the Company (true and complete copies of which as of the date hereof have been delivered to BMO) or any provision of the comparable charter or organization documents of any of its Significant Subsidiaries, (ii) except as set forth in the Disclosure Statement, any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company or any of the Company Subsidiaries or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of the Company Subsidiaries or any of their respective properties or assets, other than, in the case of clause (ii) or (iii), any such conflicts, violations, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on the Company, materially impair the ability of the Company to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby. No filing or registration with, or authorization, consent or approval of, any governmental entity is required by or with respect to the Company or any of the Company Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for (i) in connection, or compliance with, the provisions of the BHC Act and the Illinois Banking Act, (ii) the filing with the SEC of (x) the Proxy Statement (as such term is hereinafter defined), and (y) such reports under Section 13 of the Securities Exchange Act of 1934, as amended (hereinafter referred to as the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated hereby,
(iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company or any of the Company Subsidiaries is qualified to do business, (iv) such filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or the transactions contemplated by this Agreement, (v) such filings as may be required in connection with the taxes referred to in
Section 2.13 hereof, and (vi) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on the Company, materially impair the ability of the Company to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby. The provisions of Section 203 of the Delaware General Corporation Law will not apply to this Agreement, the Voting Agreement, the Merger or the transactions contemplated hereby and thereby. The Company has taken all steps necessary to approve and to irrevocably exempt the transactions contemplated by this Agreement and by the Voting Agreement from such Section 203 and any other applicable state takeover law and from any applicable charter or contractual provision containing change of control or anti-takeover provisions.

            Section 2.4. SEC Documents. The Company has filed all required documents with the SEC since January 1, 1993 (hereinafter referred to as the "Company SEC Documents"). As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Company SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the period involved (except as may be indicated therein or in the notes thereto) and fairly present the consolidated financial position of the Company and the Company Subsidiaries as at the dates thereof and the consolidated results of their operations and changes in financial position for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein).

            Section 2.5. Absence of Material Adverse Change. Except as disclosed in the Company SEC Documents filed with the SEC prior to March 31, 1994, or in the Disclosure Statement, since December 31, 1993, there has not been any changes in the results of operations, condition (financial or otherwise), properties, assets, business or prospects of the Company or any of the Company Subsidiaries, which, either individually or in the aggregate, have been or could reasonably be expected to be materially adverse to the Company and the Company Subsidiaries taken as a whole (other than changes in banking laws or regulations, changes in generally accepted accounting principles or interpretations thereof or changes in general economic conditions that affect the banking industry, including changes in the general level of interest rates).

            Section 2.6. Reorganization. Neither the Company nor any of the Company Subsidiaries has taken any action or failed to take any action which action or failure to take action would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

            Section 2.7. Brokers. No broker, investment banker or other person, other than Lazard Freres & Co., the fees and expenses of which are described in the Disclosure Statement and will be paid by the Company, is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

            Section 2.8. Governmental Regulations. Each of the Company and the Company Subsidiaries holds all consents, licenses, certificates, permits, authorizations, approvals, franchises and rights of Federal, state, local and other public authorities and other persons and entities required in connection with the ownership and operation of its properties and the carrying on of its business as now being conducted, all of which are now in full force and effect, except for such consents, licenses, certificates, permits, authorizations, approvals, franchises and rights which the failure to hold or maintain would not have a Material Adverse Effect on the Company and between the date hereof and the Effective Time, the Company will, and will cause each Company Subsidiary to, maintain all such consents, licenses, certificates, permits, authorizations, approvals, franchises and rights in full force and effect, except where such failure to maintain would not have a Material Adverse Effect on the Company.
Except as disclosed in the Disclosure Statement, neither the Company nor any Company Subsidiary which is a bank is a party or subject to any agreement with, or directive or order issued by, the Board of Governors of the Federal Reserve System (hereinafter referred to as the "FRB"), the Federal Deposit Insurance Corporation (hereinafter referred to as the "FDIC"), the Comptroller of the Currency, the Commissioner of Banks and Trust Companies of the State of Illinois (the "Commissioner") or any other bank regulatory authority, which imposes any restrictions or requirements not applicable generally to bank holding companies (in the case of the Company) or commercial banks (in the case of the Company Subsidiaries which are banks), with respect to the conduct of its business. Each of the Company and the Company Subsidiaries has conducted its business so as to comply in all material respects with all applicable Federal, state and local statutes, regulations, ordinances and rules, except where such non-compliance would not have been a Material Adverse Effect on the Company. Except as disclosed in the Disclosure Statement, since December 31, 1990, neither the

Company nor any of the Company Subsidiaries has received from any governmental or regulatory authority any written requirement, recommendation or suggestion of a material nature concerning their capital structure, loan policies or portfolio, or other banking or business practices or procedures that has not been resolved to the reasonable satisfaction of such regulatory authority, except where such noncompliance would not have a Material Adverse Effect on the Company. Since January 1, 1993, each of the Company and the Company Subsidiaries has filed each report or other filing that it was required to file with any federal or state banking or bank holding company regulatory authority having jurisdiction over it (hereinafter, together with all exhibits thereto, referred to as the "Company Regulatory Reports"), except for such reports and filings which the failure to so file would not have a Material Adverse Effect on the Company. The Company has provided BMO with copies or access to copies of all of the Company Regulatory Reports. As of their respective dates or as subsequently amended prior to the date hereof, each of the Company Regulatory Reports was true and correct in all material respects and complied in all material respects with applicable laws, rules and regulations.

            Section 2.9. Regulatory Approvals. As of the date hereof, the Company is not aware of any reason that the regulatory approvals required to be obtained by it as a condition to its obligation to effect the Merger should not be obtained.

            Section 2.10. Litigation. Except as disclosed in the Company SEC Documents filed prior to March 31, 1994, or in the Disclosure Statement, there is no investigation, claim, action, suit, arbitration or proceeding pending, or, to the best of the Company's knowledge, threatened, nor has the Company been advised that such claim, action, suit, arbitration or proceeding is contemplated, against the Company, any of the Company Subsidiaries, or any of their properties or assets (real, personal, or mixed, tangible or intangible) which (i) would have a Material Adverse Effect on the Company, or (ii) could have a material adverse effect on the transactions contemplated hereby or the performance of the Company's obligations hereunder.

            Section 2.11. Environmental Compliance. All real property owned or occupied by the Company or any of the Company Subsidiaries (hereinafter referred to as the "Company Real Property") and all activities of the Company and the Company Subsidiaries are in compliance with all applicable environmental laws and regulations, except for such noncompliance which would not have a Material Adverse Effect on the Company. There are no outstanding citations, notices of violations, or orders of noncompliance issued to the Company or any of the Company Subsidiaries, nor have the Company or any of the Company Subsidiaries been advised that any such citation, notice of violation or order of noncompliance is contemplated, pursuant to any environmental law or regulation relating to any Company Real Property or relating to any real property no longer owned or occupied by the Company or any of the Company Subsidiaries which would have a Material Adverse Effect on the Company. There are no liens against Company Real Property imposed pursuant to any environmental law or regulation which would have a Material Adverse Effect on the Company.

            Section 2.12. Employee Matters. Each employee benefit plan of the Company and the Company Subsidiaries complies with the applicable requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), except for such noncompliance which would not have a Material Adverse Effect on the Company, and any such plan which purports to be a qualified plan under Section 401(a) of the Code is so qualified.
There are no existing circumstances which would adversely affect the qualification of these plans or their compliance with the applicable requirements of ERISA which would have a Material Adverse Effect on the Company. All employee pension benefit plans (as defined in Section 3(2) of ERISA) of the Company and the Company Subsidiaries, if any, comply with the minimum funding requirement of Section 412 of the Code and except as disclosed on the Disclosure Statement, as of the most recent valuation date for each individual plan, the fair market value of each plan's assets exceeds the present value of all vested nonforfeitable benefits under such plan. All liabilities of the Company and the Company Subsidiaries related to post-retirement benefits, including post-retirement medical benefits, are disclosed in the Company's most recent audited consolidated financial statements to the extent required by generally accepted accounting principles. None of the Company or the Company Subsidiaries is bound by any union or collective bargaining contract. A description, which is true and correct in all material respects as of the date hereof, of employee benefit plans of the Company and the Company Subsidiaries, or offered or available to employees of the Company or of any of the Company Subsidiaries, has been made available to BMO.

            Section 2.13. Taxes. The Company and each of the Company Subsidiaries have duly and timely filed all tax reports and returns required to be filed with any jurisdiction, except for any failure to file as would not have a Material Adverse Effect on the Company. All such reports and returns filed by the Company and the Company Subsidiaries are true, correct, complete and accurate in all material respects. The Company and the Company Subsidiaries have duly and timely paid, or established adequate reserves for the payment of, all taxes required to be paid in respect of the periods covered by such returns. Except as disclosed in the Disclosure Statement, the Company and each of the Company Subsidiaries are not delinquent in the payment of any corporate income or franchise tax, have not requested any extension of time within which to file any corporate or franchise income tax returns that have not since been filed, and have not waived or agreed to waive any applicable statute of limitations.

            Section 2.14. Conduct of Business Pending Merger. From and after the date hereof and until the Effective Time, except with the prior written consent of BMO each of the Company and the Company Subsidiaries will: (a) maintain its property and assets in their present state of repair, order and condition, reasonable wear and tear and damage by fire or other casualty fully covered by insurance excepted; (b) maintain its books, accounts and records in accordance with generally accepted accounting principles and practices applied on a basis consistent with the audited financial statements of the Company and the Company Subsidiaries referred to in Section 2.4 hereof; (c) comply with all laws applicable to the conduct of its business; (d) conduct its business only in the usual, regular and ordinary course and in substantially the same manner as heretofore conducted and in all cases consistent with prudent banking practices, and not make any purchase or sale, except in a manner consistent with prior practice; (e) make no change in its certificate of incorporation, articles of incorporation, charter or articles of association, as the case may be, or by-laws; (f) maintain and keep in full force and effect all fire and other insurance on property and assets, all liability insurance, and all bonds on personnel, presently carried by it;
(g) except in the ordinary course of business and consistent with past practice, not sell or otherwise dispose of any of its investment securities; (h) not sell, mortgage, subject to lien, pledge or encumber or otherwise dispose of any of its property and assets otherwise than in the ordinary course of business; (i) not redeem or otherwise acquire or agree to redeem or otherwise acquire any shares of its capital stock; (j) make no change in the number of shares of its capital stock issued and outstanding, and grant no option, warrant or similar right relating to any of its capital stock; (k) use its reasonable best efforts to preserve its business organization intact, to keep available the services of its present officers and employees and to preserve the goodwill of its customers and others having business relations with it; (l) not enter into any employment contract which is not terminable without penalty or other liability upon 30 or fewer days' notice; (m) not declare or pay any dividend nor make any other distribution in respect of any shares of its capital stock, except for normal quarterly cash dividends not to exceed $.25 per share on the Company Class A Common or $.227 per share on the Company Class B Common;
(n) not make any borrowings, except in the ordinary course of business (indebtedness, other than deposits accepted by a Company Subsidiary which is a bank in the ordinary course of its business, maturing more than one year after its creation is not for purposes of this Agreement considered as being in the "ordinary course"); (o) not purchase or invest in fixed rate securities or obligations having a maturity of more than five years from the date of purchase; (p) not increase the hourly rates of pay of its employees or increase the fixed compensation payable to any of its officers or employees, except for such increases which are consistent with past salary review practices; (q) not pay any bonus or commission, except in accordance with past practices; (r) not establish or amend any "employee welfare benefit plan," "employee pension benefit plan," or "fringe benefit arrangements," or any other plan or arrangement of a similar nature; (s) except with the prior written consent of BMO (which shall not be unreasonably withheld), not extend additional credit or make advances in excess of $250,000 to any customer who is listed on the problem or watch list of the Company or any Company Subsidiary or who has any outstanding loan, advance or other credit which is in default of payment of principal or interest or otherwise in material default, has been placed on non-accrual status or has been classified by examiners (regulatory or internal) as among "Other Assets Especially Mentioned," "Substandard," "Doubtful" or "Loss" or any comparable classification; (t) not make any tax election or take any other action which could materially adversely affect the Federal, state, county or local tax liability of the Company or any Company Subsidiary; (u) not enter into any other material transaction other than in the ordinary course of business; and (v) not take any action in anticipation of the Merger which would have a Material Adverse Effect on the Company, the Surviving Corporation or BMO.

            Section 2.15. Other Acquisition Proposals. From and after the date hereof and until the Effective Time, the Company and the Company Subsidiaries shall not, and each of them shall cause its directors, officers, employees and representatives not to, directly or indirectly, solicit, initiate or encourage inquiries or proposals with respect to any Acquisition Proposal (as defined below), or, except to the extent legally required for the discharge of the fiduciary duties of the Board of Directors of the Company to the stockholders of the Company, as so advised by outside counsel with respect to an unsolicited offer from a third party, which the Board of Directors of the Company, after consultation with its financial advisors, determines is superior to the Company's stockholders, from a financial point of view, to the Per Share Stock Consideration, furnish any information relating to, or participate in any negotiations or discussions concerning, any such inquiry or proposal or otherwise facilitate any efforts to make or implement an Acquisition Proposal. For purposes of this Agreement, an "Acquisition Proposal" shall mean any tender or exchange offer for any of the Company's securities, proposal for a merger, consolidation or business combination involving the Company or any proposal or offer to acquire in any manner a substantial portion of the assets of, or a substantial equity interest in, the Company or any of the Company Subsidiaries other than as contemplated by this Agreement. The Company shall promptly notify BMO and HBI of the Company's receipt of any request for information and, to the extent permissible, of the terms of any proposals, discussions, negotiations or inquiries relating to any Acquisition Proposal.

            Section 2.16. Loans. The allowance for loan losses reflected on the consolidated balance sheet of the Company and its subsidiaries as of December 31, 1993, which was included in the Company SEC Documents was, and such allowance reflected on each consolidated balance sheet of the Company and the Company Subsidiaries as of any date subsequent to the date thereof, which is required to be furnished by the Company to BMO will be, in each case as of the date thereof, adequate to provide for losses relating to or inherent in the loan and lease portfolios (including accrued interest receivables) of the Company and the Company Subsidiaries and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by the Company and the Company Subsidiaries, except to the extent that any such losses would not have a Material Adverse Effect on the Company.

            Section 2.17. Material Interests of Certain Persons. Except as disclosed in the Disclosure Statement, no officer or director of the Company, or any "associate" (as such term is defined in Rule 14a-1 under the Exchange Act) of any such officer or director, has any material interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to the business of the Company or any of the Company Subsidiaries.

            Section 2.18. Opinion of Financial Advisor. The Company has received the opinion of Lazard Freres & Co. on the date of this Agreement to the effect that, as of the date of this Agreement, the consideration to be received in the Merger by the Company's stockholders is fair to the Company's stockholders from a financial point of view, and the Company will promptly deliver a copy of such written opinion to BMO when such written opinion is received by the Company.

            Section 2.19. Disclosure. No representation or warranty made herein by the Company and no written statement or certificate concerning or relating to the Company or any of the Company Subsidiaries, considered in their entirety, given or to be given by the Company or any of the Company Subsidiaries to BMO or HBI pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein, under the circumstances under which they were made, not misleading.

                                Article III

                      Representations, Warranties and
                         Agreements of BMO and HBI

            As an inducement to the Company to enter into and perform this Agreement, BMO and, where the following representations and warranties apply to it, HBI each represents and warrants to, and agrees with, the Company as follows:

            Section 3.1. Organization, Standing and Power. BMO is validly existing as a bank under the laws of Canada and has full power and authority to engage in such business in Canada and elsewhere. HBI is duly organized, validly existing and in good standing as a corporation under the laws of the State of Delaware and has full power and authority to engage in its business in each jurisdiction in which it conducts business. BMO and each of BMO's subsidiaries is duly qualified to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on BMO. BMO is registered as a bank holding company under the BHC Act. For purposes of this Agreement, the term "Material Adverse Effect" shall mean, with respect to BMO, an effect which would be materially adverse to the results of operations, condition (financial or otherwise), properties, assets or business of BMO and its subsidiaries taken as a whole.

            Section 3.2. Capital Structure. As of October 31, 1993, the authorized capital stock of BMO consisted of an unlimited number of authorized BMO Common Stock, an unlimited number of authorized Class A Preferred Stock, no par value (hereinafter referred to as "BMO Class A Preferred Stock") and an unlimited number of authorized Class B Preferred Stock, no par value (hereinafter referred to as "BMO Class B Preferred Stock"), of which (i) 249,093,914 shares of BMO Common Stock were issued and outstanding, (ii) 8,000,228 shares of BMO Class A Preferred Stock were issued and outstanding and (iii) 20,000,000 shares of BMO Class B Preferred Stock were issued and outstanding. All of the shares of BMO Common Stock issuable in exchange for Company Common Stock at the Effective Time in accordance with this Agreement will be, when so issued, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights.

            Section 3.3. Corporate Authorization. The execution, delivery and performance of this Agreement by BMO and HBI have been duly and validly authorized and approved by the Board of Directors of BMO and HBI and do not and will not violate or conflict with, in the case of BMO, the Bank Act of Canada or the by-laws of BMO or, in the case of HBI, the certificate of incorporation or by-laws of HBI and do not and will not violate or conflict with or result in any material default, any acceleration of required performance or any loss of a material benefit under any note, bond, mortgage, indenture, lease, franchise, license, permit, approval, contract, agreement or other instrument or document or any order, writ, injunction, decree, judgment, statute, rule or regulation to which BMO or HBI is a party or subject or by which BMO or HBI is bound, except to the extent that, individually or in the aggregate, such violation, conflict, default or other circumstance would not have a Material Adverse Effect with respect to BMO. BMO agrees to approve and adopt this Agreement as the sole stockholder of HBI. No consent of any third party (other than the regulatory approvals referred to in Section 4.1 hereof) is necessary to enable BMO or HBI to perform its obligations under this Agreement. Without limiting the foregoing, no vote or approval by the stockholders of BMO of this Agreement, of the issuance of stock in the transactions contemplated hereby or of such transactions is required pursuant to statute, BMO's by-laws, contract or otherwise.

            Section 3.4. Securities Documents. BMO has filed all required documents with the provincial and territorial securities regulatory authorities in Canada (the "Canadian Securities Authorities"), since October 31, 1993 (the "BMO Securities Documents"). As of their respective dates, BMO Securities Documents complied in all material respects with the requirements of the Canadian Securities Authorities and none of BMO Securities Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of BMO incorporated by reference into BMO Securities Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Canadian Superintendent of Banking with respect thereto, have been prepared in accordance with Canadian generally accepted accounting principles (except, in the case of the unaudited statements, as permitted by the Canadian Superintendent of Banking) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly present the consolidated financial position of BMO and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and statements of cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein).

            Section 3.5. Absence of Material Adverse Change. Except as disclosed in BMO's Securities Documents filed with the Canadian Securities Authorities prior to March 31, 1994, since

October 31, 1993, there have not been any changes in the results of operations, condition (financial or otherwise), properties, assets, business or prospects of BMO or its subsidiaries, which either individually or in the aggregate, have been or could reasonably be expected to be materially adverse to BMO and its subsidiaries taken as a whole (other than changes in banking laws or regulations, changes in generally accepted accounting principles or interpretations thereof or changes in general economic conditions that affect the banking industry, including changes in the general level of interest rates).

            Section 3.6. Reports and Filings. Since October 31, 1993, BMO and each of its subsidiaries has filed each report or other filing it was required to file with any Canadian or U.S. federal or state or provincial banking or bank holding company regulatory authority having jurisdiction over it, except for such reports and filings which the failure to so file would not have a material adverse effect on BMO. As of their respective dates or as subsequently amended prior to the date hereof, each such report or other filing was true and correct in all material respects and complied in all material respects with applicable laws, rules and regulations.

            Section 3.7. Litigation. Except as disclosed in the BMO Securities Documents, there is no investigation, claim, action, suit, or proceeding pending, or threatened, nor has BMO been advised that such claim, action, suit or proceeding is contemplated, against BMO, any of its subsidiaries, or any of their properties or assets (real, personal, or mixed, tangible or intangible) which (i) would have a Material Adverse Effect with respect to BMO, or (ii) would have a material adverse effect on the transactions contemplated hereby or the performance of BMO's obligations hereunder.

            Section 3.8. Environmental Compliance. All real property owned or occupied by BMO or any of its subsidiaries is in compliance with all applicable environmental laws and regulations, except for such noncompliance as would not have a Material Adverse Effect with respect to BMO. There are no outstanding citations, notices of violation, or orders of noncompliance issued to BMO or any of its subsidiaries, nor have BMO or any of its subsidiaries been advised that any such citation, notice of violation or order of noncompliance is contemplated, pursuant to any environmental law or regulation relating to any such real property owned or occupied by BMO or any of its subsidiaries or relating to any real property no longer owned or occupied by BMO or any of its subsidiaries where the failure to cure the subject of such citation, notice of violation or order of noncompliance could reasonably be expected to have a material adverse effect on BMO. There are no liens against any real property owned or occupied by BMO or any of its subsidiaries imposed pursuant to any environmental law or regulation which would have a Material Adverse Effect with respect to BMO.

            Section 3.9. Taxes. BMO and each of its subsidiaries have duly and timely filed all tax reports and returns required to be filed with any jurisdiction, except for any failure to file as would not have a Material Adverse Effect with respect to BMO. All such reports and returns filed by BMO and its subsidiaries are true, correct, complete and accurate in all material respects. BMO and its subsidiaries have duly and timely paid, or established adequate reserves for the payment of, all taxes required to be paid in respect of the periods covered by such returns. BMO and its subsidiaries are not delinquent in the payment of any corporate income tax, have not requested any extension of time within which to file any corporate income tax returns that have not since been filed, and have not waived or agreed to waive any applicable statute of limitations.

            Section 3.10. Loans. The allowance for credit losses reflected on the consolidated balance sheet of BMO and its subsidiaries as of October 31, 1993, which was included in BMO's Securities Documents was, as of the date thereof, adequate to absorb credit losses existing in BMO's portfolio of on and off-balance sheet items of BMO and its subsidiaries, except to the extent that any such losses would not have a Material Adverse Effect with respect to BMO.

            Section 3.11. Regulatory Approvals. As of the date hereof, neither BMO nor HBI is aware of any reason that the regulatory approvals required to be obtained by it as a condition to its obligation to effect the Merger should not be obtained.

            Section 3.12. Reorganization. Neither BMO nor HBI has taken any action or failed to take any action which action or failure to take action would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

            Section 3.13. Disclosure. No representation or warranty made herein by BMO or HBI and no written statement or certificate concerning or relating to BMO, considered in their entirety, given or to be given by BMO or HBI to the Company pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein, under the circumstances under which they were made, not misleading.

                                 Article IV

                           Additional Agreements

            Section 4.1. Regulatory Approvals. As promptly as practicable, but not later than July 15, 1994, BMO and HBI (or either of them, as appropriate) shall prepare and file applications for required approvals in connection with the Merger with the Minister of Finance of Canada pursuant to the Bank Act of Canada, the FRB pursuant to the BHC Act, and the Commissioner pursuant to the Illinois Banking Act. BMO and HBI (or either of them, as appropriate) shall provide the Company with drafts of such applications (except for any portions thereof designated by BMO or HBI as confidential) prior to filing the same and provide the Company an opportunity to comment thereon. The Company will, and will cause each Company Subsidiary to, cooperate fully in the preparation and submission of such applications, and without limiting the foregoing, the Company will promptly furnish BMO and HBI with any information relating to the Company or any of the Company Subsidiaries which is required under any applicable law or regulation, or by any regulatory or governmental authority, for inclusion in any such application. Each party agrees to prepare and file applications for (or otherwise to request) any other regulatory or governmental approvals, and (in addition to the F-4 hereinafter mentioned) to make any other filings with regulatory or governmental authorities, which are necessary or appropriate in connection with the Merger.

            Section 4.2. Company Stockholder Approval. The Company shall take all steps necessary to duly call, give notice of, convene and hold a meeting (hereinafter referred to as the "Meeting") of its stockholders to be held as promptly as practicable after the F-4 becomes effective, for the purpose of presenting this Agreement for the approval of, and adoption by, its stockholders. The Company shall, through its Board of Directors, except to the extent legally prohibited from doing so in connection with the discharge of the fiduciary duties of such Board as advised by its outside counsel, recommend to its stockholders approval of this Agreement and of the transactions contemplated hereby. If this Agreement shall be approved and adopted by the requisite vote of the Company's stockholders, the Company shall immediately thereafter cause its Secretary to certify the fact of such approval and adoption on this Agreement, pursuant to the requirement of Section 251(c) of the Delaware General Corporation Law.

            Section 4.3. Preparation of Company Proxy Materials and F-4 Registration Statement. (a) As promptly as practicable, the Company will prepare and file with the SEC, and, as soon as permitted under applicable regulations of the SEC and provided the F-4 has become effective, will mail to the stockholders of the Company, appropriate proxy materials (hereinafter referred to as the "Proxy Materials"), including a notice of the Meeting, proxy statement (hereinafter referred to as the "Proxy Statement") and form of proxy which comply with the Exchange Act and the applicable regulations of the SEC thereunder. BMO and HBI will furnish to the Company all information concerning BMO and HBI as the Company or its counsel may reasonably request and which is required or customary for inclusion in the Proxy Materials. The Company shall file the Proxy Materials in preliminary form with the SEC as promptly as practicable and respond as promptly as practicable to all comments thereon of the SEC with a view toward mailing definitive Proxy Materials at the earliest practicable date (the date of such mailing herein referred to as the "Proxy Mailing Date"). In the Proxy Materials, the Company shall present this Agreement and the transactions contemplated hereby for approval by the holders of the Company Common Stock at the Meeting and, except to the extent provided in Section 4.2, the Company shall include in the Proxy Materials a recommendation by its Board of Directors to the holders of the Company Common Stock that this Agreement and the Merger be approved and adopted. Prior to submitting the Proxy Materials and any amendment, supplement or revision thereof to the SEC or the stockholders of the Company, and once a reasonably final draft of the Proxy Materials or any such amendment, supplement or revision has been prepared, the Company shall distribute such draft and successive drafts of such materials to BMO, HBI and their counsel at the same time as such drafts are distributed to persons within the Company or the Company Subsidiaries and shall provide BMO, HBI and their counsel with the same opportunity to review and comment upon such drafts as the other persons to whom the drafts are distributed. Prior to responding to any comments of the SEC or any other regulatory or supervisory authority relating to the Proxy Materials, the Company shall review any proposed responses with BMO, HBI and their counsel. The Company represents to BMO and HBI that the Proxy Materials (i) will comply in all material respects with the provisions of the Exchange Act and the rules and regulations of the SEC thereunder and (ii) will not contain any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements therein not false or misleading; provided, however, that in no event, shall the Company be liable for any untrue statement of a material fact or omission to state a material fact in the Proxy Materials made in reliance upon, and in conformity with, written information concerning BMO or HBI which was furnished by BMO or HBI to the Company.

            (b) As promptly as practicable, BMO will prepare and file with the SEC a registration statement on Form F-4 under the Securities Act of 1933, as amended, in which the Proxy Statement will be included as a prospectus, with respect to BMO Common Stock to be issued in connection with the Merger (hereinafter referred to as the "F-4"). Each of BMO and the Company shall use all reasonable efforts to have the F-4 declared effective under the Securities Act as promptly as practicable after its filing with the SEC. BMO shall also take any action (other than qualifying to do business in any jurisdiction in which it is now not so qualified) reasonably required to be taken under any applicable state securities laws in connection with the issuance of BMO Common Stock in the Merger and the Company shall furnish all information concerning the Company, the Company Subsidiaries and the holders of Company Common Stock as may be reasonably requested in connection with any such action. BMO represents to the Company that the F-4 (i) will comply in all material respects with the provisions of the Securities Act and the rules and regulations of the SEC thereunder and (ii) will not contain any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements therein not false or misleading; provided, however, that in no event, shall BMO or HBI be liable for any untrue statement of a material fact or omission to state a material fact in the F-4 made in reliance upon, and in conformity with, written information concerning the Company which was furnished by the Company to BMO.

            Section 4.4. Access and Information. (a) The Company shall, and shall cause each Company Subsidiary to, afford to BMO and HBI, and their respective directors, officers, employees, accountants, counsel and other representatives (hereinafter referred to as the "BMO Representatives") reasonable access, during the period from the date hereof to the Effective Time, to the properties, assets, books, contracts, returns, reports and records of the Company and the Company Subsidiaries, and the Company shall, and shall cause the Company Subsidiaries to, furnish to BMO and HBI such other information concerning the respective businesses, properties and personnel of the Company and each Company Subsidiary as BMO or HBI may reasonably request. BMO and HBI shall keep confidential, and shall cause BMO Representatives to keep confidential, any such information so obtained from the Company and the Company Subsidiaries, including lists of the Company's stockholders furnished to BMO or HBI in accordance with the terms of Section 4.5 hereof; provided, however, that the foregoing restriction shall not apply to any such information which is or comes into the public domain otherwise than as a result of a breach of the provisions of this paragraph (a), was in the possession of BMO or HBI or any BMO Representative prior to the negotiations with the Company relating to this Agreement or at any time comes into the possession of BMO or any BMO Representative from third parties who have the right to disclose such information otherwise than in connection with this Agreement. In the event that this Agreement is terminated without the Merger having been consummated, BMO and HBI shall, and shall cause BMO Representatives to, return promptly to the Company all such information, which was obtained by BMO or HBI in written form, in their possession.

            (b) During the period from the date hereof to the Effective Time, the Company will use reasonable efforts to cause its appropriate officers to confer on a regular and frequent basis with appropriate officers of BMO and HBI and to report the general status of the ongoing operations of the Company and the Company Subsidiaries. The Company will use reasonable efforts to promptly notify BMO and HBI of (i) any material change in the normal course of its business or the business of any of the Company Subsidiaries or in the operation of its properties or the properties of any of the Company Subsidiaries; (ii) any material complaints, investigations or hearings (or communications indicating that the same may be contemplated) of any governmental entity; (iii) the institution or the threat of material litigation involving the Company or any of the Company Subsidiaries; or (iv) any event or condition that might reasonably be expected to cause any of the Company's representations or warranties set forth herein not to be true and correct in all material respects, or cause the Company not to be in full compliance with any of its covenants set forth herein, as of the Effective Time. As used in the preceding sentence, "material litigation" shall mean any case, arbitration or other adversary proceeding or other matter which would have been required to be disclosed in the Disclosure Statement pursuant to Section
2.10 hereof if in existence on the date hereof or in respect of which the legal fees and other costs of the Company or any of the Company Subsidiaries might reasonably be expected to exceed $1,000,000 over the entire life of such matter. The Company will also use reasonable efforts to promptly notify BMO and HBI of any material adverse development involving any matter disclosed on the Disclosure Statement in response to
Section 2.10 hereof which shall occur after the date hereof and which might reasonably be expected to increase the financial exposure of the Company or any of the Company Subsidiaries thereof in an amount exceeding $1,000,000 and in any event the Company will regularly advise BMO of significant changes in the status of any such matters.

            (c) BMO shall afford to the Company and its directors, officers, employees, accountants, counsel and other representatives (hereinafter referred to as the "Company Representatives") reasonable access, during the period from the date hereof to the Effective Time, to the properties, assets, books, contracts, returns, reports and records of BMO, and BMO shall furnish to the Company such other information concerning the businesses, properties and personnel of BMO as the Company may reasonably request. The Company shall keep confidential, and shall cause the Company Representatives to keep confidential, any such information so obtained from BMO; provided, however, that the foregoing restriction shall not apply to any such information which is or comes into the public domain otherwise than as a result of a breach of the provisions of this paragraph
(c), was in the possession of the Company or any Company Representative prior to the negotiations with BMO relating to this Agreement or at any time comes into the possession of the Company or any Company Representative from third parties who have the right to disclose such information otherwise than in connection with this Agreement. In the event that this Agreement is terminated without the Merger having been consummated, the Company shall, and shall cause the Company Representatives to, return promptly to BMO all such information, which was obtained by the Company in written form, in its possession.

            (d) During the period from the date hereof to the Effective Time, BMO will use reasonable efforts to cause its appropriate officers to confer on a regular and frequent basis with appropriate officers of the Company and to report the general status of the ongoing operations of BMO. BMO will use reasonable efforts to promptly notify the Company of (i) any material change in the normal course of its business or in the operation of its properties; (ii) any material complaints, investigations or hearings (or communications indicating that the same may be contemplated) of any governmental entity; (iii) the institution or the threat of material litigation involving BMO; or (iv) any event or condition that might reasonably be expected to cause any of BMO's representations or warranties set forth herein not to be true and correct in all material respects, or cause BMO not to be in full compliance with any of its covenants set forth herein, as of the Effective Time. As used in the preceding sentence, "material litigation" shall mean any case, arbitration or other adversary proceeding or other matter which would have been required to be disclosed in BMO's Securities Documents if in existence prior to the last filing date thereof or in respect of which the legal fees and other costs of the Company or any of the Company Subsidiaries might reasonably be expected to exceed $25,000,000 over the entire life of such matter.

            Section 4.5. Lists of Company Stockholders. Upon BMO's request from time to time, for the purpose of giving effect to the Merger as provided for herein, the Company shall deliver to BMO or HBI such lists of the holders of record of the outstanding Company Stock as of the respective dates which BMO or HBI shall designate.

            Section 4.6. Termination Payment. If this Agreement is terminated by BMO pursuant to Section 9.2(a)(iii)(A) hereof or by the Company pursuant to Section 9.2(a)(iv)(B) hereof the Company shall pay to BMO (a) within two business days after the occurrence of any termination pursuant to Section 9.2(a)(iii)(A) or (b) immediately prior to any termination pursuant to Section 9.2(a)(iv)(B) $3,000,000 by wire transfer of immediately available Federal funds to such account as BMO shall designate.

            Section 4.7. Best Efforts. Each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under and in compliance with applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as expeditiously as reasonably practicable; provided, however, that nothing in this Section shall in any event require any party to commence a legal action or proceeding against any bank regulatory authority or other governmental entity deemed by it not to be advisable for any reason or to take, or cause to be taken, any action which would have a Material Adverse Effect with respect to it.

            Section 4.8. Letters of Company's Accountants. The Company shall use all reasonable efforts to cause to be delivered to BMO and HBI letters of Deloitte & Touche, the Company's independent auditors, dated a date within two business days before the date on which the F-4 shall become effective and two business days before the Closing Date and addressed to BMO and HBI, in form and substance reasonably satisfactory to BMO and HBI, and in scope and substance consistent with applicable professional standards for letters delivered by independent public accountants in connection with registration statements similar to the F-4.

            Section 4.9. Letter of BMO's Accountants. BMO shall use all reasonable efforts to cause to be delivered to the Company a letter of either KPMG Peat Marwick or Coopers & Lybrand, BMO's independent auditors, dated a date within two business days before the date on which the F-4 shall become effective and two business days before the Closing Date and addressed to the Company, in form and substance reasonably satisfactory to the Company, and in scope and substance consistent with applicable professional standards for letters delivered by independent public accountants in connection with registration statements similar to the F-4.

            Section 4.10. Affiliates. At least 20 days prior to the day of the Effective Time, the Company shall deliver to BMO and HBI a letter identifying all persons who are or will be, at the time this Agreement is submitted for approval to the stockholders of the Company, "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company shall use all reasonable efforts to cause each person named in the letter delivered by it to deliver to BMO and HBI prior to the Closing Date a written "Affiliates" agreement, in customary form, providing that such person shall dispose of BMO Common Stock to be received by such person in the Merger only in accordance with applicable law and that such person has no present plan or intention to dispose of any such shares of BMO Common Stock.

            Section 4.11. Company Accruals and Reserves. Prior to the day of the Effective Time, the Company shall, consistent with generally accepted accounting principles and the accounting rules, regulations and interpretations of the SEC and its staff, modify and change its loan, accrual and reserve policies and practices (including loan classifications, levels of reserves and accruals and asset disposition strategies to (i) reflect BMO's plans with respect to the conduct of the Company's business following the Merger and (ii) make adequate provision for the costs and expenses relating thereto) so as to be applied consistently on a mutually satisfactory basis with those of BMO; provided, however, that the Company shall not be obligated to take in any respect any such action pursuant to this Section 4.11 unless and until BMO acknowledges that all conditions to its obligation to consummate the Merger have been satisfied or waived and the Company acknowledges that all conditions to its obligation to consummate the Merger have been satisfied or waived.

            Section 4.12. Indemnification; Directors' and Officers' Insurance. From and after the Effective Time, BMO agrees to indemnify and hold harmless all past and present officers and directors of the Company and of the Company Subsidiaries to the same extent such persons are currently indemnified by the Company pursuant to the Company's certificate of incorporation and by-laws and by the existing indemnification agreements between the Company and such persons (true and complete copies of which have been provided to BMO by the Company prior to the date hereof) for acts or omissions occurring prior to the Effective Time. BMO will provide, or cause to be provided, for one or more periods which, in the aggregate, will be not less than five years from the Effective Time, the Company's current directors and officers, an insurance and indemnification policy that provides such officers and directors coverage for events occurring prior to the Effective Time (the "D&O Insurance") that is in the aggregate no less favorable than the existing policy or, if substantially equivalent insurance coverage is commercially unavailable, the best available coverage; provided, however, that BMO shall not be required to pay annual premiums for the D&O Insurance required under this Section in excess of $150,000, but in such case shall purchase as much coverage as possible for such amount.

            Section 4.13. NYSE Exchange Listing. It is the present intention of BMO to effect, either at or prior to the Effective Time or as promptly as practicable thereafter, the listing on the New York Stock Exchange of the shares of BMO Common Stock to be issued in the Merger pursuant to this Agreement.

            Section 4.14. Employee Benefits. As soon as practicable after the Effective Time and to the extent reasonably feasible and subject to satisfying any legal, contractual or other requirement without the incurrence of material expense, BMO shall cause the employee benefits which are offered to the employees of the Surviving Corporation and its subsidiaries to be generally comparable to the employee benefits offered to Harris Bankcorp, Inc. and its subsidiaries, including, without limitation, health insurance, vacation and sick pay, profit sharing and severance pay. Employees of the Surviving Corporation and its subsidiaries shall be given credit for prior service with the Company and each Company Subsidiary for purposes of crediting periods of service for eligibility, waiting periods and vesting of all such benefits offered by Harris Bankcorp, Inc., except that no credit for any such prior service shall be given for benefit accrual purposes under any retirement or pension plan of Harris Bankcorp, Inc. All current participants in the Stock Appreciation Rights Plan of the Company and the Company Subsidiaries, to the extent eligible thereunder and consistent with past practices, shall be granted a performance based SAR award for calendar year 1994.


                                 Article V

                   Conditions Precedent to Obligations of
                          BMO, HBI and the Company

            The obligations of BMO, HBI and the Company to effect the Merger are subject to the satisfaction of the following conditions precedent:

            Section 5.1. Company Stockholder Approval. This Agreement and the Merger shall have been duly approved and adopted by the requisite vote of the stockholders of the Company under applicable law.

            Section 5.2. Regulatory Approvals and Legal Requirements. All approvals and consents required by law to be received in connection with the Merger, including (without limitation) the approvals of the Minister of Finance of Canada, the FRB and the Commissioner referred to in Section 4.1 hereof, shall have been received, shall be on terms and conditions that would not have a Material Adverse Effect on BMO and shall be in effect, and all conditions or requirements prescribed by any such approval or consent (or by law in connection therewith), including (without limitation) the expiration of all applicable waiting periods shall have been satisfied.
All other requirements prescribed by law which are necessary to the lawful consummation of the Merger shall have been satisfied.

            Section 5.3. Effectiveness of F-4. The F-4 shall have been declared effective and shall not be subject to a stop order issued by the SEC that remains in effect.

            Section 5.4. Blue Sky Compliance. BMO shall have received all state securities and "blue sky" permits and other authorizations necessary to consummate the transactions contemplated hereby.

            Section 5.5. Canadian Exchange Listing. The shares of BMO Common Stock to be issued in the Merger pursuant to this Agreement will have been accepted for listing and listed on the Toronto Stock Exchange and freely tradeable in Canada.


                                 Article VI

                    Conditions Precedent to Obligations
                               of BMO and HBI

            The obligations of BMO and HBI to effect the Merger are subject to the satisfaction of the following further conditions precedent, unless waived in writing by BMO and HBI:

            Section 6.1. Representations, Warranties and Covenants. The representations and warranties of the Company contained in Article II of this Agreement shall be true and accurate as of the date hereof and as of the time immediately prior to the Effective Time as though made at and as of such time, except as otherwise contemplated by this Agreement and except for inaccuracies relating to circumstances which either individually or in the aggregate would not have a Material Adverse Effect with respect to the Company. The Company shall have duly performed and complied with, in all material respects, all agreements, covenants and conditions required by this Agreement to be performed or complied with by it. The Company shall have delivered to BMO and HBI a certificate dated the day of the Effective Time and signed by an authorized officer of the Company to the effect set forth in the first sentence of this Section.

            Section 6.2. Adverse Changes. There shall have been no changes after December 31, 1993, in the results of operations, condition (financial or otherwise), properties, assets or business of the Company or any of the Company Subsidiaries, which either individually or in the aggregate would be materially adverse to the Company and the Company Subsidiaries taken as a whole. The Company shall have delivered to BMO and HBI a certificate dated the day of the Effective Time and signed by an authorized officer of the Company to the effect set forth in the first sentence of this Section.

            Section 6.3. Litigation. No litigation, proceeding or investigation shall be pending, and no order, notice or regulation of any court or governmental agency shall be in effect, which prohibits, or which seeks to prohibit the consummation of the Merger.

            Section 6.4. Dissenting Company Stock. The aggregate number of shares of Dissenting Company Stock shall not exceed 5% of the Company Common Stock outstanding immediately prior to the Effective Time. The Company shall have delivered to BMO and HBI a certificate dated the day of the Effective Time and signed by an authorized officer of the Company to the effect set forth in the first sentence of this Section.

            Section 6.5. Opinion of the Company's Counsel. BMO and HBI shall have received the opinion of Freeborn & Peters, counsel to the Company, dated the day of the Effective Time, addressed to BMO and substantially to the effect set forth in Exhibit B attached hereto and hereby made a part hereof.

            Section 6.6. Corporate Records. There shall have been furnished to counsel for BMO and HBI by the Company certified copies of such corporate records of the Company and each of the Company Subsidiaries and copies of such other documents as such counsel may reasonably have requested for such purpose.

            Section 6.7. Voting Agreement. Immediately following the execution and delivery of this Agreement, BMO and the stockholders of the Company who are parties thereto shall have executed and delivered the Voting Agreement.

            Section 6.8. Employment Agreements. Employment Agreements shall have been entered into by HBI with Gerald Fitzgerald, Jr., and James Fitzgerald, respectively, substantially in the respective forms thereof previously agreed to by the parties thereto.

            Section 6.9. Affiliate Agreements. BMO and HBI shall have received from each person who has been identified by the Company to BMO and HBI as an "affiliate," pursuant to Section 4.10 hereof, a signed
"Affiliates" agreement as contemplated by such Section.

            Section 6.10. Tax Opinion. BMO and HBI shall have received the opinion of Chapman and Cutler, dated on or about the date that is two business days prior to the Proxy Mailing Date, based upon receipt of customary representations, and substantially to the effect that the Merger will constitute a reorganization under Section 368(a) of the Code, and that BMO, HBI and the Company, and the respective stockholders of BMO and the Company (except to the extent any Company stockholders have perfected dissenters' appraisal rights under applicable law or have received cash in lieu of fractional shares), will recognize no gain or loss for United States Federal income tax purposes as a result of consummation of the Merger. Such opinion shall have been delivered and shall not have been withdrawn or modified in any material respect.


                                Article VII

                     Conditions Precedent to Obligation
                               of the Company

            The obligation of the Company to effect the Merger is subject to the satisfaction of the following further conditions precedent, unless waived in writing by the Company:

            Section 7.1. Representations, Warranties and Covenants. The representations and warranties of BMO and HBI contained in Article III of this Agreement shall be true in all material respects as of the date hereof and as of the time immediately prior to the Effective Time as though made at and as of such time, except as otherwise contemplated by this Agreement and except for inaccuracies relating to circumstances which either individually or in the aggregate would not have a Material Adverse Effect with respect to BMO. BMO and HBI shall have duly performed and complied with, in all material respects, all agreements, covenants and conditions required by this Agreement to be performed or complied with by them. BMO and HBI shall have delivered to the Company a certificate dated the day of the Effective Time and signed by authorized officers of BMO and HBI to the effect set forth in the first sentence of this Section.

            Section 7.2. Adverse Changes. There shall have been no changes after October 31, 1993, in the results of operations, condition (financial or otherwise), properties, assets or business of BMO or any of its subsidiaries, which either individually or in the aggregate would be materially adverse to BMO and its subsidiaries, taken as a whole. BMO shall have delivered to the Company a certificate dated the day of the Effective Time and signed by an authorized officer of BMO to the effect set forth in the first sentence of this Section.

            Section 7.3. Litigation. No litigation, proceeding or investigation shall be pending, and no order, notice or regulation of any court or governmental agency shall be in effect, which prohibits, or which seeks to prohibit the consummation of the Merger.

            Section 7.4. Opinion of Counsel to BMO. The Company shall have received the opinions of Chapman and Cutler, counsel to BMO and HBI, and McMaster Meighen, counsel to BMO, dated the day of the Effective Time, addressed to the Company and substantially to the effect set forth in Exhibits C-1 and C-2, respectively, attached hereto.

            Section 7.5. Corporate Records. There shall have been furnished to counsel for the Company by BMO and HBI certified copies of such corporate records of BMO and HBI and copies of such other documents as such counsel may reasonably have requested for such purpose.

            Section 7.6. Tax Opinion. The Company shall have received the opinion of Sullivan & Cromwell, dated on or about the date that is two business days prior to the Proxy Mailing Date, based upon receipt of customary representations, and substantially to the effect that the Merger will constitute a reorganization under Section 368(a) of the Code, and that the stockholders of the Company (except to the extent any Company stockholders have perfected dissenters' appraisal rights under applicable law or have received cash in lieu of fractional shares) will recognize no gain or loss for Federal income tax purposes as a result of consummation of the Merger. Such opinion shall have been delivered and shall not have been withdrawn or modified in any material respect.


                                Article VIII

                                  Closing

            Section 8.1. Date, Time and Place of Closing. The closing in respect of the Merger (herein referred to as the "Closing") shall be held at the offices of Chapman and Cutler, 111 West Monroe Street, Chicago, Illinois, at 9:00 A.M., Chicago time, on the first date which is (i) the last business day of a calendar month (unless BMO agrees to waive this clause (i), or unless the conditions set forth in Article V of this Agreement shall not all have been satisfied on or prior to March 31, 1995, in either of which cases this clause (i) shall not be applicable) and (ii) at least five days after satisfaction of each of the conditions set forth in Article V of this Agreement, or such other date mutually agreed to by the parties, which date (unless otherwise mutually agreed by the parties) shall be the day of the Effective Time.

            Section 8.2. Deliveries of Documents. At the Closing, the certificates and other documents required to be delivered by this Agreement shall be delivered.

            Section 8.3. Merger to Be Made Effective. At the Closing, subject to the terms and conditions of this Agreement, BMO, HBI and the Company shall instruct their respective representatives to make or confirm such filings (including, without limitation, the filing with the Secretary of State of the State of Delaware of the Certificate of Merger properly executed on behalf of HBI and the Company and otherwise in the form contemplated by the Delaware General Corporation Law), and to take all such other actions, as shall be required to give effect to the Merger.


                                 Article IX

                         Amendment and Termination

            Section 9.1. Amendment. This Agreement may be amended by the parties hereto, with the approval of their respective Boards of Directors (or, in the case of BMO, the Executive Committee of its Board of Directors), at any time prior to the Effective Time, whether before or after approval hereof by the stockholder of HBI or the stockholders of the Company, but, after such approval by the stockholders of HBI and the Company, no amendment shall be made without the further approval of such stockholders which (i) alters or changes the amount or kind of consideration to be received by such stockholders in exchange for or on conversion of all or any of the shares of the capital stock of HBI or the Company as a result of the Merger; (ii) alters or changes any term of the certificate of incorporation of the Surviving Corporation provided for by this Agreement; or (iii) adversely affects such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

            Section 9.2.  Termination.  (a) This Agreement may be
terminated at any time prior to the Effective Time, whether before or after approval of this Agreement by the stockholder of HBI or the stockholders of the Company:

            (i) by mutual consent in writing of BMO, HBI and the Company (with the approval of their respective Boards of Directors or, in the case of BMO, the Executive Committee of its Board of Directors); or

          (ii) by BMO (with the approval of its Board of Directors or the Executive Committee thereof) or by the Company (with the approval of its Board of Directors), by giving written notice of such termination to the other party or parties if, upon the taking of the vote of the stockholders of the Company contemplated by Section 4.2 hereof, the required approval of such stockholders shall not be obtained; or

         (iii) by BMO (with the approval of its Board of Directors or the Executive Committee thereof), by giving written notice of such termination to the Company, (A) if there has been (I) a material breach of any agreement herein on the part of the Company which has not been cured or adequate assurance of cure given, in either case within 10 business days following notice of such breach from BMO, or

      (II) a breach of a representation or warranty of the Company herein which (individually or, together with other such breaches, in the aggregate) would reasonably be expected to have a Material Adverse Effect on the Company and which, in the opinion of BMO, by its nature cannot be cured prior to the date specified in Section 9.2(a)(v) hereof, (B) if any Acquisition Proposal other than as contemplated by this Agreement, shall have been proposed by any third party (and such proposal is not opposed in writing by the Company within ten business days after the Company or any of the Company Subsidiaries shall have first received or become aware of such proposal, or the Company or its Board of Directors at any time shall cease to oppose such proposal or shall take, or permit any Company Subsidiaries to take, any action which is not consistent with opposition to such proposal) or shall have been announced, commenced, agreed to or consummated,
      (C) if there shall have occurred or been proposed, after the date of this Agreement, any change in any law, rule or regulation, or after the date of this Agreement there shall have been any decision or action by any court, government or governmental agency (including, without limitation, any bank regulatory authority) that could reasonably be expected to prevent or delay consummation of the Merger beyond April 15, 1995 or that would have a Material Adverse Effect with respect to the Company, or (D) if BMO Stock Price is less than $14.2939; or

          (iv) by the Company (with the approval of its Board of Directors), by giving written notice of such termination to BMO and HBI, (A) if there has been (I) a material breach of any agreement herein on the part of BMO or HBI which has not been cured or adequate assurance of cure given, in either case within five business days following notice of such breach from the Company, or (II) a breach of a representation or warranty of BMO or HBI herein which (individually or, together with other such breaches, in the aggregate) would reasonably be expected to have a Material Adverse Effect on BMO and which, in the opinion of the Company, by its nature cannot be cured prior to the date specified in Section 9.2(a)(v) hereof, (B) if prior to the approval of the Merger by the Company's stockholders, the Company receives an Acquisition Proposal on terms which the Board of Directors determines, after consultation with its financial advisor and based upon the advice of its outside counsel, (y) that to proceed with the Merger, notwithstanding the receipt of such Proposal, would violate the fiduciary duties of the Board of Directors to the Company's stockholders and (z) to accept such Proposal; provided, however, that the Company shall not be permitted to terminate this Agreement pursuant to this clause (B) unless it has provided BMO with five business days prior written notice of its intent to so terminate this Agreement (together with a summary of the terms of such Acquisition Proposal), or (C) if BMO Stock Price is greater than $23.8232 or less than $14.2939; or

            (v) by BMO (with the approval of its Board of Directors or the Executive Committee thereof) or by the Company (with the approval of its Board of Directors), by giving written notice of such termination to the other party or parties, if the Merger shall not have been consummated on or before April 15, 1995, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein.

            (b) If this Agreement is terminated for any reason, no party to this Agreement shall have any further liability hereunder of any nature whatsoever to the other parties hereto; provided, however, that, notwithstanding the foregoing, (i) this Section 9.2(b) shall not preclude liability from attaching to a party who has caused the termination hereof by a willful act or a willful failure to act in violation of the terms and provisions hereof, and (ii) termination of this Agreement shall not terminate or affect the agreements of the parties contained in this Section 9.2(b), in Section 4.4 hereof (with respect to confidentiality), in Section
4.6 (with respect to a termination payment), or in Section 10.3 hereof (with respect to the payment of certain expenses), the provisions of all of which Sections shall survive any termination of this Agreement.


                                 Article X

                             General Provisions

            Section 10.1. Survival of Representations, Warranties and Agreements. The agreements contained in Article I and Sections 4.12, 4.14 and Section 10.4 hereof (but only to the extent such agreements relate to actions to be taken or matters to occur after the Effective Time) shall survive the Merger. All other representations, warranties and agreements contained in this Agreement and in any certificate or other document delivered pursuant to this Agreement (other than the Certificate of Merger) shall not survive the Merger.

            Section 10.2. Notices. Each notice, request, demand, approval or other communication which may be or is required to be given under this Agreement shall be in writing and shall be deemed to have been properly given when delivered personally at the address set forth below for the intended party during normal business hours at such address, when sent by facsimile or other electronic transmission to the respective facsimile transmission numbers of the parties set forth below with telephone confirmation of receipt, or when sent by recognized overnight courier or by the United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

            (a)   if to BMO, at:

                  Bank of Montreal
                  First Bank Tower
                  First Canadian Place
                  Toronto, Ontario  M5X1A1, Canada

                  Attention:  Mr. Derek Jones
                  Senior Vice President, General
                  Counsel and Secretary

                  with a copy to:

                  Charles S. Hughes, Esq.
                  Chapman and Cutler
                  111 West Monroe Street
                  Chicago, Illinois  60603

                  and

                  R. Jamie Plant, Esq.
                  McMaster Meighen
                  630 Rene Levesque, Blvd. West
                  Montreal, Quebec  H3B4L7, Canada

            (b)   if to the HBI , at:
                  Harris Bankmont, Inc.
                  c/o Harris Bankcorp, Inc.
                  111 West Monroe Street
                  Chicago, Illinois  60690

                  Attention:  Mr. Thomas Sizer, Secretary

                  with a copy to:

                  Charles S. Hughes, Esq.
                  Chapman and Cutler
                  111 West Monroe Street
                  Chicago, Illinois  60603

            (c)   if to the Company, at:
                  Suburban Bancorp, Inc.
                  50 North Brockway Street
                  Palatine, Illinois  60067-5064

                  Attention: Mr. Gerald Fitzgerald, President with copies to:

                  H. Rodgin Cohen, Esq. and
                  Francis J. Aquila, Esq.
                  Sullivan & Cromwell
                  125 Broad Street
                  New York, New York 10004

                  and

                  Robert A. McWilliams, Esq.
                  Freeborn & Peters
                  311 South Wacker Drive - Suite 3000
                  Chicago, Illinois  60606-6677

Notices shall be given to such other addressee or address, or both, or by way of such other facsimile transmission number, as a particular party may from time to time designate by written notice to the other parties hereto. Each notice, request, demand, approval or other communication which is sent in accordance with this Section shall be deemed given and received for all purposes of this Agreement as of two business days after the date of deposit thereof for mailing in a duly constituted United States post office or branch thereof, one business day after deposit with a recognized overnight courier service or upon confirmation of receipt of any facsimile transmission. Notice given to a party hereto by any other method shall only be deemed to be given and received when actually received in writing by such party.

            Section 10.3. Expenses. Whether or not the Merger is consummated, each of BMO, HBI and the Company shall, and the Company shall cause each of the Company Subsidiaries to, bear its own legal, accounting and other expenses incurred in connection with this Agreement and the Merger.

            Section 10.4. Further Assurances. From time to time after the Effective Time, as and when requested by the Surviving Corporation and to the extent permitted by law, the officers and directors of each of BMO, HBI and the Company last in office shall execute and deliver such assignments, deeds and other instruments and shall take or cause to be taken such further or other actions as shall be necessary in order to vest or perfect in or to confirm of record or otherwise to the Surviving Corporation title to and possession of, all of the assets, rights, franchises and interests of each of HBI and the Company in and to every type of property (real, personal and mixed) and things in action, and otherwise to carry out the intent and purposes of this Agreement, and the proper officers and directors of the Surviving Corporation are fully authorized to take any and all such actions in the name of HBI or the Company or otherwise.

            Section 10.5. Publicity. Neither BMO, HBI nor the Company shall, nor shall any of them permit its directors, officers, employees or agents to, issue or cause the publication of any press release or other announcement with respect to this Agreement or the Merger or otherwise make any disclosures relating thereto to the press or any third parties without the prior consent of the other parties, which consent shall not be unreasonably withheld; provided, however, that such consent shall not be required where such release, announcement or disclosure is required by applicable law or the rules or regulations of a securities exchange, other self-regulatory authority or governmental agency (including, without limitation, the rules and regulations of bank regulatory authorities with respect to the publication of notice of the Merger in connection with the applications for required approvals thereof).

            Section 10.6. Waivers. No waiver by any of the parties to this Agreement of any condition, term or provision hereof shall be valid unless set forth in an instrument in writing signed on behalf of such party, and no such waiver shall be deemed a waiver of any preceding or subsequent breach of the same or any other condition, term or provision of this Agreement.

            Section 10.7. Entire Agreement and Binding Effect. This Agreement (i) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof; (ii) shall be binding upon and inure for the benefit of BMO, HBI and the Company and their respective successors and is not intended to confer upon any other person any rights or remedies hereunder; and (iii) shall not be assigned or transferred by operation of law or otherwise.

            Section 10.8. Governing Law. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of Delaware.

            Section 10.9. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument.

            Section 10.10. Dollars. All references in this Agreement to dollars (including references by means of the dollar sign "$") are to United States dollars.

            Section 10.11. Interpretation. The captions contained in this Agreement, and Exhibit D hereto (with respect to certain definitions), are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

            In Witness Whereof, BMO, HBI and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                    Bank of Montreal

Attest:                             By
                                          Its
By _______________________
Its ______________________


                                    Harris Bankmont, Inc.

Attest:                             By
                                          Its
By _______________________
Its ______________________


                                    Suburban Bancorp, Inc.

Attest:                             By
                                          Its
By _______________________
Its ______________________

           Certificate of the Secretary of Harris Bankmont, Inc.

          Attached to Merger Agreement pursuant to Section 251(c) of the Delaware General Corporation Law


            I, _________________, Secretary of Harris Bankmont, Inc., a Delaware corporation ("HBI"), hereby certify that the Merger Agreement dated as of April 15, 1994, among Bank of Montreal, HBI and Suburban Bancorp, Inc., a Delaware corporation, to which this Certificate is attached, has been duly approved and adopted by the sole holder of all of the outstanding stock of HBI entitled to vote thereon, by written consent pursuant to the By-laws of HBI and the Delaware General Corporation Law.

            In Witness Whereof, I have hereunto set my hand, this ___ day of ____________, 19___.


                                          Secretary as aforesaid

           Certificate of the Secretary of Suburban Bancorp, Inc.

          Attached to Merger Agreement pursuant to Section 251(c) of the Delaware General Corporation Law


            I, ____________________________, Secretary of Suburban Bancorp,
Inc., a Delaware corporation (the "Company"), hereby certify that the Merger Agreement dated as of April 15, 1994, among Bank of Montreal, the Company, and Harris Bankmont, Inc., a Delaware corporation, to which this Certificate is attached, has been duly approved and adopted by the holders of not less than a majority of the outstanding stock of the Company entitled to vote thereon, at a meeting of the stockholders of the Company duly called and held pursuant to the By-laws of the Company and the Delaware General Corporation Law.

            In Witness Whereof, I have hereunto set my hand, this ___ day of ____________, 19___.


                                          Secretary as aforesaid

                List and Description of Company Subsidiaries

                     Opinion of Counsel to the Company


            The opinion of Freeborn & Peters, counsel to the Company, referred to in Section 6.5 of this Agreement, shall be substantially to the effect that:

            1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to do business in, and in good standing under the laws of, the State of Illinois. The Company has adequate corporate power and authority, and all necessary licenses, permits, franchises and rights, to own its property and conduct its business and to enter into and perform this Agreement.

            2. This Agreement has been duly authorized and approved by all requisite corporate actions on the part of the Company and its stockholders. This Agreement has been duly executed by authorized officers of the Company and delivered, and constitutes the legal, valid and binding contract and agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally and except as the availability of equitable remedies may be limited by equitable principles of general applicability.

            3. The Company has authorized capital stock consisting of 6,000,000 shares of Company Class A Common, 3,000,000 shares of Company Class B Common and 500,000 shares of Company Preferred Stock, of which (i) 2,113,514 shares of Company Class A Common are issued and outstanding and 1,028,320 shares of Company Class A Common are held in the Company's treasury, (ii) 1,256,486 shares of Company Class B Common are issued and outstanding and 35,764 shares of Company Class B Common are held in the Company's treasury, and (iii) no shares of Company Preferred Stock are issued and outstanding or held in the Company's treasury. The Company has no other authorized stock of any class, series, designation or description. All of such issued and outstanding shares of Company Common Stock were duly and validly issued, are fully paid and nonassessable, were not issued in violation of the preemptive rights of any person, and were issued in full compliance with all applicable state and federal laws.

            4. Each of the Company Subsidiaries which is a bank is duly organized, validly existing and in good standing as an Illinois banking corporation under the laws of the State of Illinois or, if a national bank, as a national banking association under the laws of the United States.
Each of the Company Subsidiaries which is not a bank is duly organized, validly existing and in good standing under the laws of its state of incorporation. Each of the Company Subsidiaries has full corporate power and authority, and all necessary licenses, permits, franchises and rights, to own its properties and carry on its business as now being conducted, and each is qualified to do business as a foreign corporation in each state where the charter and location of its properties or the nature of the business conducted by it requires qualification.

            5. The authorized, issued and outstanding capital stock of each Company Subsidiary is as set forth in Exhibit B to this Agreement.
All of the issued and outstanding shares of capital stock of each Company Subsidiary were duly and validly issued, are fully paid and (except, in the case of each Company Subsidiary which is a national bank, as provided in 12 U.S.C. Section 55) non-assessable, were not issued in violation of the preemptive rights of any person, and were issued in full compliance with all applicable state and Federal laws. The Company and each Company Subsidiary shown on Exhibit A to this Agreement as an equity owner in a Company Subsidiary is the registered holder of the issued and outstanding shares of capital stock of each such Company Subsidiary in the percentage set forth on such Exhibit A and, to the best of such counsel's knowledge and belief (after due investigation), the Company and each such Company Subsidiary is the owner of good title to such shares of capital stock of each Company Subsidiary, free and clear of any liens, claims, charges or encumbrances whatsoever. As set forth on such Exhibit A, the Company owns directly or indirectly through one or more Company Subsidiaries all of the issued and outstanding capital stock of each Company Subsidiary.

            6. The execution and delivery by the Company of this Agreement and the performance by the Company of its obligations hereunder:
(a) do not and will not violate the certificate of incorporation or by-laws of the Company; (b) do not and will not violate the certificate of incorporation, articles of incorporation, charter or articles of association, as the case may be, or by-laws of any Company Subsidiary; (c) to the best of such counsel's knowledge and belief (after due investigation), do not and will not violate, result in any acceleration of required performance or (with due notice or lapse of time or both) constitute a default under, and do not and will not result in the loss of a material benefit under, any indenture, mortgage, lease, agreement or other instrument to which the Company or any of the Company Subsidiaries is a party or by which the Company or any of the Company Subsidiaries is bound; and (d) do not and will not violate any provision of law or any order of any court or governmental agency.

            7. To the best of such counsel's knowledge and belief (after due investigation), there are no legal, quasi-judicial or administrative proceedings of any kind or nature now pending or threatened, affecting or involving the Company or any of the Company Subsidiaries or any of their respective properties, which may have a material adverse effect on the Company or any of the

Company Subsidiaries or the assets, operations or earnings of any of them or the transaction contemplated by this Agreement.

            8. None of the restrictions contained in Section 203 of the Delaware General Corporation Law applies to this Agreement or any party hereto, the Merger, the Voting Agreement or any party thereto or the Surviving Corporation.

            In addition, in such opinion, such counsel shall also state that:

            As counsel to the Company, such counsel reviewed the F-4 and the prospectus included therein, participated in discussions with representatives of the Company and its accountants, and representatives of BMO, HBI and their counsel and accountants, and advised the Company as to the requirements of the Securities Act and the Exchange Act and the applicable rules and regulations thereunder. Between the effectiveness of the F-4 and the time of the delivery of this letter, such counsel participated in further discussions with representatives of the Company, BMO and HBI (and their respective counsel and accountants) concerning the contents of certain portions of such prospectus and such counsel reviewed certificates of certain officers of the Company, BMO, and HBI letters from the accountants for the Company and BMO and a legal opinion from counsel to BMO and HBI. On the basis of the information such counsel gained in the course of the performance of the services referred to above, considered in the light of such counsel's understanding of the applicable law (including the requirements of Form F-4 and the character of the prospectus contemplated thereby) and the experience such counsel has gained through their practice under the Securities Act and the Exchange Act, such counsel advised BMO and HBI and now confirm that, in their opinion, the F-4 and the prospectus included therein, as of the effective date of the F-4, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the Exchange Act and the applicable rules and regulations of the SEC thereunder insofar as they relate to the Company. Further, nothing that came to such counsel's attention in the course of such review has caused such counsel to believe that, insofar as they relate to the Company, the F-4 or such prospectus, as of such effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Also, nothing that has come to such counsel's attention in carrying out the procedures described in the second sentence of this paragraph has caused such counsel to believe that, insofar as it relates to the Company, such prospectus, as of the time of the meeting of stockholders of the Company with respect to the Merger, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            The limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such, however, that such counsel do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the F-4 or such prospectus except for those made under the caption "Description of Capital Stock of the Company" in such prospectus insofar as they relate to provisions of documents therein described. Also, such counsel do not express any opinion or belief as to the F-4 or such prospectus insofar as they include or reflect any information relating to or supplied by BMO or HBI or as to any financial statements or other financial data contained in the F-4 or such prospectus.

       C-1-1

                     Opinion of Counsel to BMO and HBI


            The opinion of Chapman and Cutler, counsel to BMO and HBI, referred to in Section 7.4 of this Agreement, shall be substantially to the effect that:

            1. HBI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. HBI has adequate corporate power and authority, and all necessary licenses, permits, franchises and rights, to own its property and conduct its business and to enter into and perform this Agreement.

            2. This Agreement has been duly authorized and approved by all requisite corporate actions on the part of HBI and its stockholder. This Agreement has been duly executed by authorized officers of HBI and delivered, and constitutes the legal, valid and binding contract and agreement of HBI, enforceable against HBI in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally and except as the availability of equitable remedies may be limited by equitable principles of general applicability.

            3. The execution and delivery by HBI of this Agreement and the performance by HBI of its obligations hereunder: (a) do not and will not violate the certificate of incorporation or by-laws of HBI; (b) to the best of such counsel's knowledge and belief (after due investigation), do not and will not violate, result in any acceleration of required performance or (with due notice or lapse of time or both) constitute a default under, and do not and will not result in the loss of a material benefit under, any indenture, mortgage, lease, agreement or other instrument to which HBI is a party or by which HBI is bound; and (c) do not and will not violate any provision of law or any order of any court or governmental agency.

            4. To the best of such counsel's knowledge and belief (after due investigation), there are no legal, quasi-judicial or administrative proceedings of any kind or nature now pending or threatened, affecting or involving HBI or any subsidiary of HBI or any of their respective properties, which may have a material adverse effect on HBI or the assets, operations or earnings of HBI or the transaction contemplated by this Agreement.

            In addition, in such opinion, such counsel shall also state that:

            As counsel to BMO and HBI, such counsel reviewed the F-4 and the prospectus included therein, participated in discussions with representatives of BMO and HBI and their accountants, and representatives of the Company and its counsel and accountants, and advised BMO and HBI as to the

       C-1-2

      requirements of the Securities Act and the applicable rules and regulations thereunder. Between the effectiveness of the F-4 and the time of the delivery of this letter, such counsel participated in further discussions with representatives of BMO, HBI and the Company (and their respective counsel and accountants) concerning the contents of certain portions of such prospectus and such counsel reviewed certificates of certain officers of BMO, HBI and the Company, letters from the accountants for BMO, HBI and the Company and a legal opinion from counsel to the Company. On the basis of the information such counsel gained in the course of the performance of the services referred to above, considered in the light of such counsel's understanding of the applicable law (including the requirements of Form F-4 and the character of the prospectus contemplated thereby) and the experience such counsel have gained through such counsel's practice under the Securities Act, such counsel advised the Company and now confirm that, in their opinion, the F-4 and the prospectus included therein, as of the effective date of the F-4, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the SEC thereunder insofar as they relate to BMO and HBI. Further, nothing that came to such counsel's attention in the course of such review has caused such counsel to believe that, insofar as they relate to BMO and HBI, the F-4 or such prospectus, as of such effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Also, nothing that has come to such counsel's attention in carrying out the procedures described in the second sentence of this paragraph has caused such counsel to believe that, insofar as it relates to BMO and HBI, such prospectus, as of the time of the meeting of stockholders of the Company with respect to the Merger, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            The limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such, however, that such counsel do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the F-4 or such prospectus. Also, such counsel do not express any opinion or belief as to the F-4 or such prospectus insofar as they include or reflect any information relating to or supplied by the Company or as to any financial statements or other financial data contained in the F-4 or such prospectus.

       C-1-3


            In rendering the foregoing opinions, such counsel may rely on the opinions of such other attorneys as shall be satisfactory to them, as to matters involving laws other than the Federal laws of the United States, the corporate laws of the State of Delaware and the laws of the State of Illinois.

       C-2-1

                         Opinion of Counsel to BMO


            The opinion of McMaster Meighen, counsel to BMO, referred to in
Section 7.4 of this Agreement, shall be substantially to the effect that:

            1. BMO is validly existing as a bank under the laws of Canada and has full power and authority to engage in such business in Canada and elsewhere.

            2. This Agreement has been duly authorized and approved by all requisite corporate actions on the part of BMO. This Agreement has been duly executed by authorized officers of BMO and delivered and, constitutes the legal, valid and binding contract and agreement of BMO enforceable against BMO in accordance with its terms, except as enforcement may be limited by laws of general application affecting creditors' rights as the same would be applied to BMO and by general equitable principles.

            3. The shares of BMO Common Stock to be issued in the Merger pursuant to this Agreement will be, when issued, duly and validly authorized, fully paid and non-assessable.

            4. The execution and delivery by BMO of this Agreement and the performance by BMO of its obligations hereunder: (a) do not and will not violate the by-laws of BMO; (b) to the best of such counsel's knowledge and belief (after due investigation), do not and will not violate, result in any acceleration of required performance or (with due notice or lapse of time or both) constitute a default under, and do not and will not result in the loss of a material benefit under, any indenture, mortgage, lease, agreement or other instrument, material to BMO, to which BMO is a party or by which BMO is bound; and (c) do not and will not violate any provision of law or any order of any court or governmental agency.

            5. To the best of such counsel's knowledge and belief (after due investigation), there are no legal, quasi-judicial or administrative proceedings of any kind or nature now pending or threatened, affecting or involving BMO or any of its respective properties, which may have a material adverse effect on BMO or the assets, operations or earnings of BMO or the transaction contemplated by this Agreement.

            In addition, in such opinion, such counsel shall also state that:

            As counsel to BMO, such counsel reviewed the F-4 and the prospectus included therein, participated in discussions with representatives of BMO and its accountants, and representatives of the Company and its counsel and accountants. Between the effectiveness of the F-4 and the time of the delivery of this letter, such counsel participated in further discussions with representatives of

       C-2-2

      BMO and the Company (and their respective counsel and accountants) concerning the contents of certain portions of such prospectus and such counsel reviewed certificates of certain officers of BMO and the Company, letters from the accountants for BMO and the Company and a legal opinion from counsel to the Company. Nothing that came to such counsel's attention in the course of such review has caused such counsel to believe that, insofar as they relate to BMO, the F-4 or such prospectus, as of such effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Also, nothing that has come to such counsel's attention in carrying out the procedures described in the second sentence of this paragraph has caused such counsel to believe that, insofar as it relates to BMO, such prospectus, as of the time of the meeting of stockholders of the Company with respect to the Merger, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            The limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such, however, that such counsel do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the F-4 or such prospectus except for those made under the caption "Description of Capital Stock of BMO" in such prospectus insofar as they relate to provisions of documents therein described. Also, such counsel do not express any opinion or belief as to the F-4 or such prospectus insofar as they include or reflect any information relating to or supplied by the Company or as to any financial statements or other financial data contained in the F-4 or such prospectus.

            In rendering the foregoing opinions, such counsel may rely on the opinions of such other attorneys as shall be satisfactory to them, as to matters involving laws other than the laws of Canada.

                                Definitions


Acquisition Proposal, 17
BHC Act, 1
BMO, 1
BMO Class A Preferred Stock, 19
BMO Class B Preferred Stock, 19
BMO Common Stock, 3
BMO Representatives, 25
BMO Securities Documents, 20
BMO Stock Price, 4
Canadian Securities Authorities, 20
Ceiling Price, 3
Certificate of Merger, 2
Certificate, 7
Certificates, 7
Closing, 34
Code, 1
Commissioner, 13
Company, 1
Company Class A Common, 3
Company Class B Common, 3
Company Common Stock, 3
Company Preferred Stock, 10
Company Real Property, 14
Company Regulatory Reports, 12
Company Representatives, 26
Company SEC Documents, 12
Company Subsidiaries, 9
Company Subsidiary, 9
Constituent Corporations, 2
D&O Insurance, 29
Disclosure Statement, 9
Dissenting Company Stock, 4
Effective Time, 2
ERISA, 15
Exchange Act, 11
Exchange Agent, 5
Exchange Fund, 6
F-4, 24
FDIC, 13
Floor Price, 3
FRB, 13
HBI, 1
Material Adverse Affect, 10, 19
Meeting, 23
Merger, 1
Per Share Stock Consideration, 4
Proxy Mailing Date, 24
Proxy Materials, 24
Proxy Statement, 24
SEC, 10
Securities Act, 7, 12, 24
Significant Subsidiary, 9
Surviving Corporation, 2
Voting Agreement, 1